AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August   4, 2006
                          REGISTRATION NO. 333 - 133742

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (Amendment No. 2 )

                          ISLAND RESIDENCES CLUB, INC.
                 (Name of small business issuer in its charter)

                                    DELAWARE
            (State of jurisdiction of incorporation or organization)

                                      6552
            (Primary Standard Industrial Classification Code Number)

                                   20-2443790
                                   ----------
                       (I.R.S. Employer Identification No.)

                             1769-203 JAMESTOWN ROAD
                             WILLIAMSBURG, VA 23185
                                  (757) 927-6848

          (Address and telephone number of principal executive office)

                             1769-203 JAMESTOWN ROAD
                             WILLIAMSBURG, VA 23185

(Address of principal place of business or intended principal place of business)

                   GRAHAM J. BRISTOW, CHIEF EXECUTIVE OFFICER
                          ISLAND RESIDENCES CLUB, INC.
                                  P.O. BOX 1947
                          NOOSA HEADS, QUEENSLAND 4567
                            AUSTRALIA 61-7-5474-1180

            (Name, address and telephone number of agent for service)
                                 WITH A COPY TO:
                                 APRIL E. FRISBY
                                 WEED & CO. LLP
                         4695 MACARTHUR CT., SUITE 1430
                             NEWPORT BEACH, CA 92660
                                  (949) 475-9086

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities of 1933 check the following box. [X]

If this Form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION AND REGISTRATION FEE
                        --------------------------------

Title of each class of                        Amount to      Proposed maximum offering  Proposed maximum aggregate     Amount of
securities to be registered.                be registered        price per unit(1)         offering  price(1)      registration fee.
----------------------------------------  -----------------  -------------------------  -------------------------  -----------------
Common stock, $.0001 par value per share  14,737,000 Shares           $1.00(1)                 $14,737,000             $1,748.06*

(1)  The  proposed  maximum  offering  price  per share and the proposed maximum aggregate offering price in the above table are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) & (c).
*previously paid

The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE  INFORMATION  IN  THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. Preliminary Prospectus, subject to Completion, dated ________, 2006.

                          ISLAND RESIDENCES CLUB, INC.
                OFFERING UP TO 14,737,000 SHARES OF COMMON STOCK

All of the shares of common stock, $.0001 par value, of Island Residences Club, Inc., a Delaware corporation, offered hereby (the "Offering") are by selling shareholders of the company. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

The shares of our common stock are currently not traded. The shares of common stock owned by affiliates of the company will be sold at a fixed price of $1.00 per share throughout the term of this offering.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SECURITIES IN THIS OFFERING ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject  to completion, the date of this prospectus is __________________, 2006.

                               TABLE OF CONTENTS
                                                                                              PAGE
                                                                                              ----
PROSPECTUS  SUMMARY                                                                             5
RISK  FACTORS                                                                                   6
FORWARD  LOOKING  STATEMENTS                                                                   12
USE  OF  PROCEEDS                                                                              12
DETERMINATION  OF  OFFERING  PRICE                                                             12
SELLING  SECURITY  HOLDERS                                                                     12
PLAN  OF  DISTRIBUTION                                                                         13
LEGAL  PROCEEDINGS                                                                             14
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS                             15
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  &  MANAGEMENT                            18
DESCRIPTION  OF  SECURITIES                                                                    19
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                                     19
DISCLOSURE  OF  COMMISSION  POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT LIABILITIES    19
ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                                        19
DESCRIPTION  OF  BUSINESS                                                                      19
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION                               20
DESCRIPTION  OF  PROPERTY                                                                      24
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                                             24
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS                                25
EXECUTIVE  COMPENSATION                                                                        26
FINANCIAL  STATEMENTS                                                                          28
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON ACCOUNTING AND  FINANCIAL DISCLOSURE    28

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, included elsewhere in this prospectus.

Investment in our securities involves risks. We encourage you to read the entire prospectus carefully. In particular, note the following:

- We have limited revenues, operating and net losses and we expect our losses to continue for the foreseeable future;

- Our auditor has expressed substantial doubt about our ability to continue as a going concern;

-    We have  a  limited  operating  history;

- We have not yet engaged in significant marketing activities to determine whether there is a market for our services; and

- Based on our expenses from last year, we will need $250,000.00 of additional funding to continue operations for the next year.

BUSINESS

Island Residences Club, Inc. is a Delaware corporation with principal executive offices located at 1769-203 Jamestown Road, Williamsburg, VA 23185, where its phone number is (757) 927-6848.

Our business includes the development, management and operations of luxury resorts and residences and marketing and selling vacation stay entitlement ("rights") in the form of vacation points. The rights are issued as stay entitlements in the Island Residences Club, Inc. Presently, these rights may be used for a related party's's luxury properties at the recently completed Bali Island Villas in Seminyak, Bali. There is a minimum of 10,000 rights required to be owned for a period of more than one year that entitles the owner of the rights to 10 nights stay valued at $250 per night each and every year.

During the nine month period ended February 28, 2006, we sold 91,000 vacation stay entitlements (rights) amounting $227,500 to clients of PT Island Concepts Indonesia Tbk, a related party.

These Villas have been developed by and are operated and managed by PT Island Concepts Indonesia Tbk, for the Island Residences Club. We invoice PT Island Concepts for the sales of vacation rights and credit the invoice for management services that PT Island Concepts provides in the sales of the rights. There are no material agreements that cover these transactions. PT Island Concepts Indonesia Tbk is working with the company to (i) acquire, develop and operate other vacation ownership resorts in Bali, Asia and beyond, (ii) provide financing to individual purchasers of vacation rights and (iii) provide resort management and maintenance services to vacation ownership resorts it owns. PT Island Concepts Indonesia Tbk, an Indonesian corporation, whose securities are listed on the Surabaya Stock Exchange and trade under the ticker symbol "ICON," is able to employ and manage the necessary staff required to operate and maintain the properties at significant discount to labor costs in the U.S. Island Concepts is also well positioned to acquire properties throughout Asia that can be developed for use by our members, although its priorities currently are to operate and manage the existing properties, and further develop the existing properties by building new two bedroom units in Bali. We intend to develop, market and manage the Island Residences Club concept in the U.S. and Mexico and sell existing inventory of Vacation Stay Entitlements in the Bali
Island Villas and obtain and sell future vacation stay entitlements in other properties. Our business focus over the next five years is acquiring properties predominately in the U.S. and Mexico. These properties will consist of single family homes and hotel resort properties that will include the development of luxury suites as part of the hotel resort properties. We are currently identifying suitable properties in the U.S. and Mexico to acquire, and plan to manage these properties ourself.

We hope to finance our business activities through the sale of our vacation rights, future borrowings from our majority shareholder, and third party loans and investments. There is no guarantee that we will be able to obtain any financing or on terms favorable to the company and its shareholders.

Island Residences Club, Inc. holds a 19.4% investment in PT Island Concepts Indonesia Tbk, a listed Indonesian corporation. Island Residences Club, Inc. and PT Island Concepts, Indonesia are related parties with common ownership and an officer. Specifically, of the 125,000,000 shares issued and outstanding in PT Island Concepts Indonesia Tbk at July 24, 2006, we owned 24,250,000 shares; Meridian Pacific Investments HK Ltd, our majority shareholder, owned 39,750,000 shares; Francis Street Pty Ltd owned 36,000,000 shares and Graham James Bristow owned 16,000,000 shares for a total of 116,000,000 shares or 92.8% of the total issued capital. Meridian Pacific Investments HK Ltd and Francis Street Pty Ltd are entities controlled by Graham Bristow and therefore, are related parties to Island Residences Club, Inc. Further, Graham Bristow is an officer and director of the Company and Meridian and a commissioner of PT Island Concepts Indonesia Tbk on its advisory board.

THE  OFFERING

This prospectus relates to the sale of up to 14,737,000 shares of our common stock by the selling stockholders. 4,000,000 shares and 6,000,000 shares, respectively, were issued by us to Meridian Pacific Investments HK Ltd., an affiliate, pursuant to stock purchase agreements dated March 17, 2005 and November 17, 2005. 1,000,000 shares were issued to Francis Street Pty Ltd for consulting services. Meridian Pacific Investments HK Ltd. and Francis Street Pty Ltd are both controlled by Graham Bristow, CEO of the company. Theodore Smith was issued 310,000 shares for consulting services. Richard Woods was issued 100,000 shares for consulting services. Weed & Co. LLP was issued 75,000 shares for legal services. James Rowbotham was issued 12,000 shares for services rendered as an officer of the company. Frank Josep Kristan was issued 1,000,000 shares for consulting services rendered to the company. 2,240,000 shares were transferred to 525 shareholders by Meridian Pacific Investments HK Ltd., an affiliate of the company. Of the 14,737,000 shares outstanding, 11,566,500 shares are being offered by affiliates of the company, including Meridian (10,000,000 shares), Francis Street (1,000,000 shares), Graham Bristow (500,000 shares held by his wife, Margaret Ann Ojala), John Kennerley, our chairman (48,000 shares, which includes 24,000 shares held by his wife, Kerri-Anne Kennerley), Bob Bratadjaya, a officer and director (12,000 shares), Julian James Bristow, an officer of the company (1,000 shares, including 500 shares owned by his wife, Astrid Bristow), Bettina Pfeiffer, an officer of the company (5,000 shares) and Joseph Joyce, a director of the company (500 shares). Our common stock is not publicly traded.

The shares of common stock owned by affiliates of the company will be sold at a fixed price of $1.00 per share throughout the term of this offering.

SUMMARY  FINANCIAL  INFORMATION

The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.


                               Fiscal Year Ended     Fiscal Year Ended        Nine Months Ended
                                12/31/04(audited)     5/31/05(audited)       02/28/06(unaudited)
                               ------------------    -----------------    ------------------------
Balance  Sheet  Data:
-----------------------------
Total  Assets                  $               0     $         40,000     $             2,719,356
-----------------------------  ------------------    -----------------    ------------------------
Total Current Liabilities      $          12,275     $         21,248     $               298,362
-----------------------------  ------------------    -----------------    ------------------------
Total  Stockholders'  Equity
(Deficit)                      $         (12,275)    $         18,752     $             2,420,994
-----------------------------  ------------------    -----------------    ------------------------
Statement  of    Operations:
-----------------------------
Revenues                       $               0     $              0     $               227,500
-----------------------------  ------------------    -----------------    ------------------------
Cost of Revenue                $               0     $              0     $               159,250
-----------------------------  ------------------    -----------------    ------------------------
Expenses                       $          12,275     $          8,973     $               270,769
-----------------------------  ------------------    -----------------    ------------------------
Other  expense                 $               0     $              0     $                     0
-----------------------------  ------------------    -----------------    ------------------------
Net  Income  (Loss)            $         (12,275)    $         (8,973)    $              (202,519)
-----------------------------  ------------------    -----------------    ------------------------
Income  (Loss)  Per  Share     $           (0.01)    $           (0.0)    $                 (0.03)
-----------------------------  ------------------    -----------------    ------------------------
Shares Outstanding                     2,240,000            6,240,000                  14,912,000
-----------------------------  ------------------    -----------------    ------------------------


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment. Island Residences Club, Inc.'s business faces many business risks arising from direct and indirect influences and factors. These risks include the following:

RISKS  RELATING  TO  OUR  BUSINESS

WE HAVE OPERATING LOSSES AND WE ANTICIPATE FUTURE LOSSES.

We have only recently begun to generate revenues. We incurred losses of $8,973 and $12,275, respectively, for the fiscal year ended May 31, 2005 and December 31, 2004. We incurred losses of $202,519 for the nine months ended
February 28, 2006. We anticipate that losses will continue until such time, as revenue from operations is sufficient to offset our operating costs, if ever.

WE WILL NEED SIGNIFICANT ADDITIONAL FUNDS TO CONTINUE OPERATIONS, WHICH WE MAY NOT BE ABLE TO OBTAIN.

We have historically satisfied our working capital requirements through borrowings from a majority shareholder, Meridian Pacific Investments HK Ltd. We will need $250,000.00 in funding to continue our operations for the next twelve months. This sum is required to meet the expenses of a reporting public company and the day to day business of the company, based on expenses from the last fiscal year. Further, we will need up to $10,000,000 to acquire property in the U.S. and Mexico for our business and enhance our systems. The company hopes to raise these funds through its remaining inventory of 3,878,050 Vacation Stay Entitlements to the Bali Island Villas, Seminyak, Bali. The company has already commenced marketing these rights and has recorded revenues of $227,500.00 (unaudited) as of February 28, 2006 from sales to a related party. The company expects to continue to sell and market these rights at $2.50 per right producing gross revenues over a 5 year period, although there can be no assurance of this. The rights are marketed currently to clients of PT Island Concepts Indonesia Tbk. There is no guarantee that we can continue to sell our inventory of rights to Island Concepts clients or others. Further,there is no guarantee that the shareholder, Meridian Pacific Investments HK Ltd. will continue to advance us funds, particularly since Meridian is offering all of its shares under this prospectus. Further, we may be unable to obtain from other sources adequate funds when needed or funding that is on terms acceptable to us. If we fail to obtain sufficient funds, we may need to delay, scale back or terminate some or all of our business plans along with our anticipated expansion.

OUR  LIMITED  OPERATING  HISTORY  MAKES  EVALUATION  OF  OUR BUSINESS DIFFICULT.

We have a limited operating history and have encountered, and expect to continue to encounter, many of the difficulties and uncertainties often faced by early stage companies. We were incorporated in the State of Delaware on July 16, 2002. We were an inactive entity until March 17, 2005. On March 17, 2005, we commenced operations relating to our vacation rights, and subsequently began operations by selling 54,000 rights to clients of PT Island Concepts Indonesia Tbk. Currently, our entitlements are limited to properties located in Seminyak, Bali, which became open for business in April 2005. We have only a limited operating history by which you can evaluate our business and prospects. An investor in our shares must consider our business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies, including limited capital, possible marketing and sales obstacles and delays, inability to gain customer acceptance of our product, Vacation Stay Entitlements, and significant competition from other private residence clubs such as those operated by Marriott and Hilton Hotel Groups and market specific companies such as Sunterra and RCI who have similar business models. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

OUR BUSINESS PLAN IS SUBJECT THE RISK OF TERRORISM, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO GENERATE REVENUE.

There is a threat to our business plan from terrorism or more accurately the threat of terrorism. This has changed the world as we knew it prior to September 11, 2001 and the war with Iraq has done nothing to change this. The single event of September 11 caused a massive shift in market forces and desires to travel, particularly by air to previously popular travel and tourist destinations. The effect of this may be that places that have long been rated as great travel destinations and even topped the polls in many travel publications are suffering low occupancy rates due to the perceived risks of terrorism. Further, the threat of terrorism may lead tourists to vacation in their own countries or seek to spend less time in the air or to stay in high rise hotel resorts. Travelers may even drive to their holiday destination when possible. For example, after the Sept. 11 terrorist attacks, the occupancy rate at some San Francisco hotels dropped to 40% according to sfgate.com. PFK Consulting in San Francisco, which tracks the hotel industry, found that in the first seven months of the following year the occupancy rate of hotels near San Francisco was 57%. At the end of July of 2000, the occupancy rate in San Francisco hotels was 83.8%, a 31% drop. By comparison, in September 2001, hotels experienced a 27 percentage point lag in occupancy behind September 2000. Significantly, in October 2001, the average daily room rate was down 29% from the previous year in October 2000, marking the largest post-9/11 year-to-year difference.

After the September 11 attacks in New York, the post-9/11 lows in September 2001, total hotel room nights were down 30% from September 2000 and total room sales were down 45% from September 2000. Hotel occupancy and room rates are provided by PFK Consulting that tracks the hotel industry. Obviously some tourist groups and destinations will be more affected than others, hence the company's plan to spread risk in terms of Residence Club sites between the Asian region and the Americas. If we were not to have operations in both geographical areas, our business plan and our ability to generate revenues could suffer.

Currently,  our  only  vacation  stay  entitlement rights are to the Bali Island
Villas in Seminyak, Bali. We also own an investment in PT Island Concepts Indonesia Tbk, a listed Indonesian corporation with its major assets in Bali.

The following chart demonstrates the direct result on arrival passengers into Bali during a period of actual terrorist activity. Less arrivals at Denpasar International Airport, means less guests to the Bali Island Villas in Bali and other Hotels and Resorts on the Island.

Arrival  Passengers  -  Denpasar  International  Airport,  Bali


                   2001             2002           2005
August            162,000         161,000        156,000
September         121,000*        165,000        150,000
October           178,000          80,000**       82,000***
November          167,000          29,000         61,000
December          140,000          62,000         76,000
January           158,000          60,000         82,000

*      September 11, 2001, terror attack in New York
**     October 12, 2002, terror attack in Bali, Indonesia
***    October 1, 2005, terror attack in Bali, Indonesia

These statistics are from the Bali Department of Tourism.

If we are unable to find tourists for our resort villas or vacation home market sector due to the risk of terrorism or other societal factors, our business plan and our ability to generate revenue may suffer.

WE ARE SUBJECT TO THE IMPACT OF FOREIGN CURRENCY EXPOSURE, WHICH CANNOT BE PREDICTED.

PT Island Concepts Indonesia Tbk. quotes rates for accommodation and services in both US dollars and the local destination's currency. Although there will always be pressure on currencies, purchases and costs are primarily in local currency and not affected to any extent by the cross currency rates. Island Concepts employs local staff at local wages and conditions, and acquires all goods and services from local suppliers. Deposits taken or envisaged to be taken in foreign currency from guests is not deemed to be significant as to cause concern to us. They have no borrowings and all loans and investments made have been converted to capital and into local currency; and therefore there is no exposure to currency fluctuations. However, our operations and future profitability could be harmed in terms of our ability to utilize and sell rights to their facilities if they are unable to protect theirselves against currency fluctuations in the future.

Our direct cost and revenue base is in the United States of America and therefore is not directly affected by foreign currency fluctuations, except to the extent that we are currently only offering rights to accommodations in Bali, and seek to acquire properties in the future in Mexico.

OUR BUSINESS IS SUBJECT TO THE RISK OF LABOR SHORTAGES AND STRIKES; WHICH COULD NEGATIVELY IMPACT OUR OPERATIONS.

We are in the property development, hospitality and service industry and could possibly face the risk of labor strikes and shortages. The risk is sufficient enough to hamper the smooth operation of our business,to the extent we are unable to offer rights to various locations based on these factors. In particular, Island Concepts owns the only vacation destination to which we have rights to. It is making efforts toward improvement of the employees' welfare and further educational development and have always been a fair employer in both conditions of work and reward. In Bali Island Concepts faces many cultural and traditional difficulties, in the fact that many of its employees are local. They employ a cross section and varied work force of different religious and ethnic backgrounds. There is no guarantee that Island Concepts will not face labor shortages or strikes in the property it develops and manages, which our business currently depends on.


DUE TO THE GEOGRAPHIC LOCATION OF OUR BUSINESS, OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION ARE SUBJECT TO REGIONAL ECONOMIC CONDITIONS.

In common with other businesses operating in this sector, we are affected by regional economic conditions including, without limitation, interest rates, exchange rates, taxation regulations and rates, employment rates and conditions, global and local economic cycles, global and local political stability, customer confidence in the region, and security. Also, government fiscal, monetary and regulatory policies may also have a significant adverse affect on offshore investment and confidence in the various economies in which we operate. As we operate in the property development, hospitality and real estate sector, our inability to sell vacation rights or purchase or lease properties when appropriate may adversely affect our financial condition. Real estate or property assets, especially "luxury" resorts and residences, generally cannot be sold quickly. We may not be able to vary our portfolio of residences or other real estate promptly in response to economic or other conditions. Due to changes in regional or geographic conditions we may not be able to continue to sell our Rights ("Vacation Stay Entitlements") inventory in the Bali Island Villas and thus impact our ability to fund new purchases or development of residences. This inability to respond promptly to changes in the performance of our assets could adversely affect our ability to return a profit and ultimately a dividend to shareholders.

OUR SUCCESS WILL DEPEND IN PART ON THE CONTINUED SERVICES OF OUR KEY EMPLOYEES AND CONSULTANTS.

The loss or resignation of one or more of our key employees or consultants could have a material adverse affect on our business, operating results and financial condition and statutory obligations. Both Island Concepts and Island Residences Club, Inc. do not employ a large proportion of ex-patriates or foreign staff preferring to draw on the local work force. All employees, including executive management, are engaged locally on local remuneration packages under local conditions of employment or engagement in local currency. The Company has consultancy agreements with Dutchess Advisors, Frank Kristan, and Francis Street Pty Ltd, of which Graham Bristow, CEO of the company controls. We have one (1) year contracts in place for our executives, Julian James Bristow, Chief Operating Officer and Vice President Operations and Bettina Pfieffer, Vice President Marketing beginning July 1, 2006.

OUR BUSINESS OPERATIONS ARE DEPENDENT ON THE CONTINUED DEVELOPMENT AND AVAILABILITY OF INFORMATION TECHNOLOGY.

Our business is dependent on information technology, the continued development of IT systems and the continued availability of technical services of our advisors and consultants, in particular architectural and design services, and building and construction services.

Further, the business is reliant on the continued availability and continued operation of telecommunications links, along with network infrastructure and computer systems that are owned and operated by third parties. To ensure the maximum of availability, we host our internet-based systems and database both in the U.S. and in Bali, Indonesia as well as backing up all files and systems daily and monthly onto off-line storage media. Separate systems are operated by both Island Concepts and Island Residences Club, Inc., and are hosted on each other's equipment to minimize any system failures. Island Concepts provides IT and systems development support to the company. There are no contractual arrangements between Island Concepts and Island Residences Club, Inc., as work is undertaken on behalf of the company on normal commercial arrangements by Island Concept's staff.

Some of our accommodations, property sales and rental leads will be generated from our website and/or third-party travel and real estate websites. Internet traffic may vary depending upon the position the company's information is placed by search engines such as "Google."

At this time we have no control over search engine results as the company does not pay fees to any search engine operator for priority or exclusive listings. Similarly many travel reviews either published in magazines or on websites that may appear in search results could project a negative, uncontested review of our services and impact negatively our financial condition and results of operation.

WE ARE SUBJECT TO GOVERNMENT REGULATIONS AFFECTING THE PROPERTY DEVELOPMENT, HOSPITALITY, TRAVEL, TOURISM AND REAL ESTATE SECTOR, WHICH MAY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATION.

The costs of complying with government regulations, or failure to comply with such regulations, could affect our financial condition and results of operation. There are numerous central and provincial government as well as local regulations; or cultural and religious customs affecting our or sensitive to our business sector. There are specific regulations affecting the accommodation, hospitality and building industries, including building and zoning requirements or changes to such zonings. The requirement to obtain permits and specific industry licenses could delay and prevent business expansion or limit existing business operations.

PT Island Concepts Indonesia Tbk has been granted a hotel, bar and restaurant license for the Bundung Regency in Bali, Indonesia to operate Residences & Resorts on behalf of the Island Residences Club, Inc. There is no guarantee that similar licenses can be obtained in other jurisdictions where we intend to operate.

WE  ARE  SUBJECT  TO  THE  RISK  OF  CATASTROPHIC  LOSS.

PT Island Concepts Indonesia Tbk has comprehensive public and specific liability insurance coverage for fire, floods, storms, tempests, earthquakes and certain machinery failures for the properties it operates on behalf of us in Bali. There are, however, certain types of catastrophic losses that are not generally insured because it is not economically feasible to insure against such losses. Should an uninsured loss or a loss in excess of insured limits occur with respect to any property, we could lose our capital invested in the property, as well as the anticipated future revenue from the property thereby negatively affecting the company's financial condition and results of operation.

WE ARE SUBJECT TO ENVIRONMENTAL RISKS THAT MAY NEGATIVELY AFFECT OUR OPERATING COSTS.

Property owned by Island Concepts in Bali and potential purchases of property by us in the future, is subject to environmental risks that could be costly. Our operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of compliance with future environmental legislation, which may affect our ability to sell and market the rights.

Environmental laws may impose restrictions on the manner in which a property may be used or in which businesses may be operated.

While within our current destination of Bali we have not been cited by any government authority, believe we are at risk, or have knowledge of breach of any government ordinance or environmental issue, we cannot assure investors that we will not be affected at a future date. Further, the resort is located in a region that has been subjected to volcanoes, earthquakes and tsunamis, which could negatively impact operations.


OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER CONTROLS A SIGNIFICANT PERCENTAGE OF OUR COMMON STOCK.

As of July 27, 2006, Graham Bristow, our President and Chief Executive Officer, controls through Meridian Pacific Investments HK Ltd, 10,000,000 shares of common stock and through Francis Street Pty Ltd, 1,000,000 shares of common stock. He also owns 500,000 shares of common stock through his spouse. This represents a control of 11,500,000 shares of the total issued capital of 14,737,000 or 78% of our total outstanding common stock. Accordingly, Mr. Bristow may be able to influence all matters requiring stockholder approval, including election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our common stock. In addition, Mr. Bristow and his affiliates may be in a position to impede transactions that may be desirable for other stockholders. He could, for example, make it more difficult for anyone to take control of us.

However, all outstanding shares are being registered for sale pursuant to this registration statement. If Mr. Bristow and his affiliated entities sell all of their shares, Mr. Bristow will no longer exercise control over the Company and could be removed as an officer and director of the Company. To the extent that Mr. Bristow is instrumental in executing the Company's business agenda and that past financing has come from Meridian, an entity Mr. Bristow controls, the Company's business and finances could be negatively affected.

RISKS  RELATING  TO  OUR  SECURITIES

CURRENTLY, THERE IS NO PUBLIC TRADING MARKET FOR OUR SHARES, AND YOU MAY BE UNABLE TO SELL YOUR SECURITIES.

If an active market does not develop or, if developed, is not sustained, you may not be able to sell your securities. There is currently no public trading market for our shares. We can provide no assurance that an active market will develop or be sustained for any of these securities. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for purchasers in this offering to resell their securities at any price. Even if an active public market does develop, the market price could decline below the amount you paid for your shares.

THE PRICE AND LIQUIDITY FOR OUR STOCK IS UNCERTAIN AND SHAREHOLDERS MAY BE UNABLE TO RECAPTURE THEIR INVESTMENT IN THE COMPANY.

The prices of stock can rise or fall. Such prices can be affected by a range of factors affecting the stock markets generally or the markets directly or the industry in which our business operates. In addition, liquidity in the trading of stocks can be affected by a range of matters beyond the control of the company. Further, our common stock has not been traded on any public market. We cannot predict the extent to which a trading market might develop or how liquid that market might become.

There is no guarantee of any return in respect to an investment in stocks whether a return by way of profit or capital.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-    Deliver  a  standardized  risk  disclosure  document  prepared  by the SEC;

- Provide the customer with current bid and offers quotations for the penny stock;

- Explain the compensation of the broker-dealer and its salesperson in the transaction;

- Provide monthly account statements showing the market value of each penny stock held in the customer's account;

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's consent; and

-    Provide  a  written  agreement  to  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock, if any. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

                           FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the 14,737,000 shares of common stock offered by the selling stockholders.


                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, brokers transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices. The shares of common stock offered by affiliates of the company will be sold at a fixed price of $1.00 per share throughout the term of this offering.

                            SELLING SECURITY HOLDERS

As of July 27, 2006, a total of 14,737,000 shares of our common stock were outstanding. The following table sets forth information as of that date regarding beneficial ownership of our common stock both before and immediately after the offering by the selling stockholders. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. Changes in the selling security holders occurring after the date of this prospectus will be reflected by our filing a Rule 424(b) prospectus with the Commission. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees, pledges, transferees and other successors-in-interest selling shares received from the named selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

All 14,737,000 outstanding shares of our common stock atJuly 27, 2006 are being offered under this prospectus. 4,000,000 shares and 6,000,000 shares, respectively, were issued by us to Meridian Pacific Investments HK Ltd. pursuant to stock purchase agreements dated March 17, 2005 and November 17, 2005.
1,000,000 shares were issued to Francis Street Pty for consulting services. Theodore Smith was issued 310,000 shares for consulting services. Richard Woods was issued 100,000 shares for consulting services. Weed & Co. LLP was issued 75,000 shares for legal services. James Rowbotham was issued 12,000 shares for services rendered as an officer of the company. Frank Josep Kristan was issued 1,000,000 shares for consulting services rendered to the company. 2,240,000 shares were transferred to 525 shareholders by Meridian Pacific Investments HK Ltd., an affiliate of the company. Of the 14,737,000 shares outstanding, 11,566,500 shares are being offered by affiliates of the company, including Meridian Pacific Investments HK Ltd. (10,000,000 shares), Francis Street Pty Ltd. (1,000,000 shares), Graham Bristow (500,000 shares held by his wife, Margaret Ann Ojala), James Kennerley, our chairman (48,000 shares which includes 24,000 shares held by his wife, Kerri-Anne Kennerley), Bob Bratadjaya, an officer and director (12,000 shares), Julian James Bristow, an officer of the company (1,000 shares, including 500 shares owned by his wife, Astrid Bristow), and Bettina Pfeiffer, an officer of the company (5,000 shares)and Joseph Joyce, a director of the company (500 shares). Graham Bristow, our CEO, controls Meridian Pacific Investments HK Ltd. and Francis Street Pty Ltd.


                                                                 Ownership before                          Amount and Percentage
Name of Selling Shareholder                                        the Offering    Amount to be Offered  Owned After the Offering(1)
I Made Suka                   Adnyana                                  500                   500                      0
Siti Ainul                    Af'idah                                  500                   500                      0
Anni                          Aftiani                                  500                   500                      0
Siti                          Aisyah                                   500                   500                      0
Cameron Templeman             Aitken                                   500                   500                      0
Dianne Sally                  Aitken                                   500                   500                      0
Kenneth                       Aitken                                   500                   500                      0
Lucas Imrie                   Aitken                                   500                   500                      0
Mitchell Thomas               Aitken                                   500                   500                      0
Nicholas Kenneth              Aitken                                   500                   500                      0
Bubun Ali                     Akbar                                    500                   500                      0
Mansyur                       Ali                                      500                   500                      0
Chadijah                      Amalia                                   500                   500                      0
Susi                          Andayani                                 500                   500                      0
Joanna                        Anderson                                 500                   500                      0
Nigel                         Anderson                                 500                   500                      0
Putu Wahyuni Fitria           Andini                                   500                   500                      0
Andoko                        Andoko                                   500                   500                      0
Diana                         Angelina                                 500                   500                      0
Sofie                         Anggraini                                500                   500                      0
Mumu Maulana                  Anhar                                    500                   500                      0
David Clarke                  Ansell                                  2500                  2500                      0
Ni Made Juni                  Antari                                   500                   500                      0
Ni Luh Sudi                   Antarini                                 500                   500                      0
Suhendro                      Anwar                                    500                   500                      0
Fajar                         Ardianto                                 500                   500                      0
I Putu Gede                   Ariantha                                 500                   500                      0
I Made                        Ariawan                                  500                   500                      0
Arifin                        Arifin                                   500                   500                      0
Ni Nyoman                     Ariyani                                  500                   500                      0
I Wayan Bagus                 Arjana                                   500                   500                      0
Citra Adriana                 Armadhonie                               500                   500                      0
Arief Aditya                  Arman                                    500                   500                      0
A.A. Istri Raka               Armini                                   500                   500                      0
I Gde                         Arnawa                                   500                   500                      0
Ni Ketut                      Arni                                     500                   500                      0
I Ketut Wija                  Arta                                   12000                 12000                      0
Ni Nyoman Sumini              Asih                                     500                   500                      0
Yunita                        Asnidar                                  500                   500                      0
I Gst Km                      Astawa                                   500                   500                      0
I Made Raka                   Astika                                   500                   500                      0
Christine                     Astwood                                  500                   500                      0
Michael                       Astwood                                  500                   500                      0
Luthfi                        Azizah                                   500                   500                      0
Rene                          Baas                                     500                   500                      0
Miranda Jane                  Ball                                     500                   500                      0
Alton Thomas                  Barret                                   500                   500                      0
Jonathan                      Barton                                   500                   500                      0
Revi Maria                    Barton                                   500                   500                      0
Lukas Maraly                  Barus                                    500                   500                      0
Grace Evalina                 Barus                                    500                   500                      0
Abdul                         Basit                                    500                   500                      0
Fred                          Baudzus                                  500                   500                      0
Milton John                   Bavin                                    500                   500                      0
Glen Francis Edward           Bewley                                   500                   500                      0
Lynette                       Bewley                                   500                   500                      0
Libelle Emily                 Boyd                                     500                   500                      0
William Edward                Bradshaw                                 500                   500                      0
Audrey Flora Jacquiline       Brand                                   5000                  5000                      0
Bob                           Bratadjaya                             12000                 12000                      0
Elvina Priscilla              Brereton                                2500                  2500                      0
Marie Anne                    Brereton                                 500                   500                      0
Shayne Michael                Brereton                                 500                   500                      0
Lucky Arietta                 Brillianto                               500                   500                      0
Melanie Cherie                Bristow                                24000                 24000                      0
Russell John                  Bristow                                 5000                  5000                      0
Vanessa Joy                   Bristow                                 5000                  5000                      0
Janine Joye                   Bristow                                 1250                  1250                      0
Barbara Helen                 Bristow                                  500                   500                      0
Emma Jocelyn                  Bristow                                  500                   500                      0
Kate Helen                    Bristow                                  500                   500                      0
Astrid                        Bristow                                  500                   500                      0
Joyce Elizabeth               Bristow                                  500                   500                      0
Julian James                  Bristow                                  500                   500                      0
Ni Kade Ayu                   Budhiartini                              500                   500                      0
Akhmad                        Budianto                                 500                   500                      0
Budianto                      Budianto                                 500                   500                      0
I Gde Made Praba              Budiartha                                500                   500                      0
I Made Rai                    Budiartha                                500                   500                      0
Peter Robert                  Burn                                     500                   500                      0
                              Cambium Alliance LLC                  100000                100000                      0
Patrice Arnault               Caraty                                   500                   500                      0
Clive Geoffrey                Carlin                                  5000                  5000                      0
John                          Cathcart                                 500                   500                      0
Arthur                        Chondros                                 500                   500                      0
David                         Christanto                               500                   500                      0
Mario Paulus                  Christian                                500                   500                      0
Lorraine                      Clark                                    500                   500                      0
Ali Wardhana                  Cokrosucipto                             500                   500                      0
Warwick Stephen               Collins                                  500                   500                      0
Gordon David                  Cooper                                   500                   500                      0
I Ketut                       Cukik                                    500                   500                      0
Maureen Ann                   Cummins                                  500                   500                      0
Prima Nungky                  Damayanti                                500                   500                      0
Ni Ketut                      Dariani                                  500                   500                      0
I Ketut                       Darma                                    500                   500                      0
Aries                         Darmanto                                 500                   500                      0
Putu Novi                     Darmayanthi                              500                   500                      0
I Nyoman                      Darmayuda                                500                   500                      0
Dasilan                       Dasilan                                  500                   500                      0
Ida Nadia                     David                                   2500                  2500                      0
Joseph                        David                                    500                   500                      0
Agustinus                     Dawarja                                50250                 50250                      0
Hessel Eugene                 De Jong                                 2500                  2500                      0
Novak Mathew                  De Jong                                  500                   500                      0
Dedeh                         Dedeh                                    500                   500                      0
Arlini                        Dellarinatasia                           500                   500                      0
Mudjitabe                     Dellarinatasia                           500                   500                      0
Michelle Louise               Desmazures                               500                   500                      0
I Gde Agus Martha             Desyanto                                 500                   500                      0
Ludia                         Devinurdini                              500                   500                      0
Ivan                          Diary                                    500                   500                      0
Cypriana Sri Krismiyati       Diaz                                     500                   500                      0
Hendrikus Endy                Diaz                                     500                   500                      0
I Made                        Dirgayasa                                500                   500                      0
Toby Charles                  Dolman                                   500                   500                      0
Lisa Jodie                    Dorday                                   500                   500                      0
David Cubit                   Duncan                                   500                   500                      0
Helen                         Duncan                                   500                   500                      0
Michelle Anne                 Dunstan                                  500                   500                      0
Roger John                    Dunstan                                  500                   500                      0
Stuart Russell                Dunstan                                  500                   500                      0
Malcolm Leslie                Edwards                                  500                   500                      0
Mark John                     Edwards                                  500                   500                      0
Jana                          El-Husseini                             1000                  1000                      0
Daniel Bruce                  Ellaway                                  500                   500                      0
Fitri                         Falhadad                                 500                   500                      0
Fitri                         Falhadad                                 500                   500                      0
Fitri1                        Falhadad1                                500                   500                      0
John Frederick                Fallon                                   500                   500                      0
Luke Anthony                  Fallon                                   500                   500                      0
Mathew James                  Fallon                                   500                   500                      0
Pamela Maie                   Fallon                                   500                   500                      0
Glen Edwards                  Ferguson                                 500                   500                      0
Michelle                      Fieldsend                                500                   500                      0
James                         Fitzgerald                               500                   500                      0
Caroline Alexandria           Folbigg                                 5000                  5000                      0
Hayden Charles                Folbigg                                 2500                  2500                      0
                              Francis Street Pty Ltd.              1000000               1000000                      0
Phil Edward                   Gambell                                  500                   500                      0
Clarence Carl                 Garay                                    500                   500                      0
Edwige Anna                   Gaul                                     500                   500                      0
Raymond Trevor                Gaul                                     500                   500                      0
Goenarni                      Geonawan                                 500                   500                      0
Geoffrey William              Glew                                    2500                  2500                      0
Geoffrey Maurice              Gold                                    2500                  2500                      0
Ni Nyoman                     Gunanti                                  500                   500                      0
Sari Christin                 Gurning                                  500                   500                      0
Albert                        Halim                                    500                   500                      0
Siti                          Hamidah                                  500                   500                      0
Made Sri                      Handarini                                500                   500                      0
Lalu Zul                      Hardi                                    500                   500                      0
Supardi                       Hardjono                                 500                   500                      0
Richard John                  Harley                                   500                   500                      0
Helena Hindarto               Heffman                                  500                   500                      0
Elmid                         Hendro                                 12000                 12000                      0
Andrew Leight                 Heng                                    5000                  5000                      0
Hermawan                      Hermawan                                 500                   500                      0
Deni                          Herniwan                                 500                   500                      0
Anastasia Sopacula            Hesler                                   500                   500                      0
Ronald Patrick                Hesler                                   500                   500                      0
Dion Hasan                    Heyder                                   500                   500                      0
Leonie Ann                    Heyder                                   500                   500                      0
Lutfi                         Heyder                                   500                   500                      0
Natasya Jamila                Heyder                                   500                   500                      0
Nicole Shaakira               Heyder                                   500                   500                      0
Urip                          Hidayat                                  500                   500                      0
Totong                        Hidayat                                  500                   500                      0
Gary Mark                     Hill                                     500                   500                      0
Julie Anne                    Hilton                                   500                   500                      0
Laurie Raymond                Hocking                                  500                   500                      0
Gary John                     Hofmaier                                2500                  2500                      0
Andy Neo Chee                 Hoon                                     500                   500                      0
Eric Carl                     Horneman                                2500                  2500                      0
Colette Suzanne               Hunt                                  250000                250000                      0
Maxwell Morris                Hunt                                  250000                250000                      0
Brian Douglas                 Hunt                                    5000                  5000                      0
Felicity                      Hunt                                    2500                  2500                      0
James                         Hunt                                    1250                  1250                      0
Jason                         Hunt                                    1250                  1250                      0
Nicholas Dunstan              Hunt                                     500                   500                      0
Pascale Celine                Hunt                                     500                   500                      0
Sascha                        Hunt                                     500                   500                      0
Cheryl Ann                    Hunt                                     500                   500                      0
Noela Joy                     Hunt                                     500                   500                      0
Beverley Joy                  Hunter                                   500                   500                      0
Anne Catherine                Hurley                                   500                   500                      0
Paul Edwin                    Hynes                                    500                   500                      0
Awaliyah                      Ice                                      500                   500                      0
Dipl. Ing. Aditya             Indradjaja                               500                   500                      0
Febrianti                     Intan                                    500                   500                      0
Bambang                       Irawan                                   500                   500                      0
Irwan                         Irwan                                    500                   500                      0
Marvin                        Isaacson                                 500                   500                      0
Budi                          Iskandar                                 500                   500                      0
Muhammad                      Jamil                                    500                   500                      0
Ermelinda Oniza               Jehamit                                  500                   500                      0
Geneveva                      Jemina                                   500                   500                      0
Peter                         Jhon                                     500                   500                      0
Bernadette Valerie            Johnson                                 5000                  5000                      0
Elvina Marie                  Johnson                                 2500                  2500                      0
Monica                        Johnson                                  500                   500                      0
Ni Nyoman                     Joni                                     500                   500                      0
Robert Alan                   Joske                                    500                   500                      0
Selfia                        Joso                                     500                   500                      0
David Mathew                  Joyce                                    500                   500                      0
Helen Elizabeth               Joyce                                    500                   500                      0
Joseph Anthony                Joyce                                    500                   500                      0
Anthony George                Jude                                     500                   500                      0
Walter Rudolf                 Kaminski                               12000                 12000                      0
Ludwig Theodore               Kaminski                                 500                   500                      0
Muchammad Iwan                Kartiwan                                 500                   500                      0
Jan Patricia                  Kehoe                                   1250                  1250                      0
John                          Kehoe                                    500                   500                      0
Doris                         Keller                                   500                   500                      0
Nurul                         Kemala                                  1000                  1000                      0
John Randall                  Kennerley                              24000                 24000                      0
Kerri-Anne                    Kennerley                              24000                 24000                      0
Lah                           Komariah                                 500                   500                      0
Frank Josep                   Kristan                                23000                 23000                      0
Katherine                     Kristan                                  500                   500                      0
Noelle                        Kristan                                  500                   500                      0
Paige                         Kristan                                  500                   500                      0
Frank Josep                   Kristan                               750000                750000                      0
Susi                          Kristina                                 500                   500                      0
Billy Andrew                  Kristyono                                500                   500                      0
Emmanuel                      Kristyono                                500                   500                      0
Johanes                       Kristyono                                500                   500                      0
Nethania                      Kristyono                                500                   500                      0
Ni Made Ratna Dewi            Kusuma                                   500                   500                      0
Bayu                          Kusworo                                  500                   500                      0
                              L C Asia Limited                       50250                 50250                      0
Ni Ketut                      Lalis                                    500                   500                      0
Jeffrey Alan                  Lampe                                   1250                  1250                      0
I Made Yudika                 Lanang                                   500                   500                      0
Lynette Penny                 Lander                                   500                   500                      0
Ni Made                       Langgeng                                 500                   500                      0
Lasmidi                       Lasmidi                                  500                   500                      0
David Victor                  Laurence                                2500                  2500                      0
I Made                        Lena                                     500                   500                      0
Ni Putu Sri                   Lestari                                  500                   500                      0
Tjhin Lin                     Lie                                      500                   500                      0
Lily                          Lily                                     500                   500                      0
Chew Miaw                     Ling                                     500                   500                      0
I Gusti Ketut                 Lodra                                    500                   500                      0
Edwardi                       Lubis                                    500                   500                      0
David John                    Lucas                                    500                   500                      0
James Thomas                  Lucas                                    500                   500                      0
Jennifer Elizabeth            Lucas                                    500                   500                      0
                              Ludvik Nominees Pty Ltd               100000                100000                      0
I Dewa Made                   Mahayana                                 500                   500                      0
Morris Richard                Mair                                     500                   500                      0
Domingo Laxamana              Manuel                                   500                   500                      0
I Nyoman                      Mardawa                                  500                   500                      0
Ni Made                       Mariani                                  500                   500                      0
Early Riza                    Marini                                   500                   500                      0
I Wayan                       Marjaya                                  500                   500                      0
Ani                           Marwati                                  500                   500                      0
Christian                     Mathindas                                500                   500                      0
Yudhi                         Maulana                                  500                   500                      0
Janine Margaret               McDonald                                1250                  1250                      0
Kathleen Mary                 McDonald                                 500                   500                      0
Stewart Douglas               McDonald                                 500                   500                      0
Timothy John                  McDonald                                 500                   500                      0
Russell                       Mclaine                                  500                   500                      0
Hector Charles                McLeod                                  2500                  2500                      0
Malcolm Hector                McLeod                                   500                   500                      0
David John                    McLeod                                   500                   500                      0
Anthony Lloyd                 Meagher                                  500                   500                      0
Corinne Jeanette              Meagher                                  500                   500                      0
John Horsley                  Meagher                                  500                   500                      0
Heru                          Media                                    500                   500                      0
Asif Haneef                   Mehrudeen                               5000                  5000                      0
I Wayan                       Meja                                     500                   500                      0
A.A. Gede Raka                Mendra                                   500                   500                      0
Ni Wayan                      Menuh                                    500                   500                      0
PT Taman                      Merah                                    500                   500                      0
                              Meridian Pacific Investment HK, Ltd  4000000               4000000                      0
                              Meridian Pacific Investment HK, Ltd  6000000               6000000                      0
Poer                          Miniati                                  500                   500                      0
                              Misradin                                 500                   500                      0
Eka                           Misyati                                  500                   500                      0
David                         Moorman                                  500                   500                      0
Elsie                         Moorman                                  500                   500                      0
Melville Guy                  Moorman                                  500                   500                      0
Kristen Jane                  Moran                                    500                   500                      0
Noel                          Morley                                   500                   500                      0
Patrica                       Morley                                   500                   500                      0
Lie (Wong) Lie                Moy                                      500                   500                      0
I Ketut                       Mudana                                   500                   500                      0
Zakaria                       Muhamad                                  500                   500                      0
I Wayan                       Muliartha                                500                   500                      0
Tati                          Muliyanti                                500                   500                      0
Munisah                       Munisah                                  500                   500                      0
Joseph                        Murray                                   500                   500                      0
Gusti Ayu                     Murtini                                  500                   500                      0
Ni Ketut Juniasih             Murtini                                  500                   500                      0
Solihfia                      Nadafuri                               12000                 12000                      0
Mohammad                      Narwan                                   500                   500                      0
Mira                          Nathalia                                 500                   500                      0
Sinclaire                     Nattalia                                 500                   500                      0
Bradley                       Newlove                                  500                   500                      0
Claire                        Newlove                                  500                   500                      0
Jillian Anne                  Newlove                                  500                   500                      0
Sarah Jane                    Newlove                                  500                   500                      0
Vjekoslav                     Nizic                                  12000                 12000                      0
Angelka                       Nizic                                    500                   500                      0
Michael                       Nizic                                    500                   500                      0
Genevieve                     Nizic                                    500                   500                      0
Natice                        Nizic                                    500                   500                      0
C. Markus                     Nong                                     500                   500                      0
Normandy                      Normandy                                 500                   500                      0
Ita Adhitya                   Nova                                     500                   500                      0
Siti                          Nuraeni                                  500                   500                      0
Lilis                         Nuraini                                  500                   500                      0
Sufaat                        Nurhartoyo                               500                   500                      0
Popon                         Nurhayati                                500                   500                      0
Nurliza                       Nurliza                                  500                   500                      0
Nursasongko                   Nursasongko                              500                   500                      0
Ida                           Nursida                                  500                   500                      0
                              PT EcoEnergy Nusantara                   500                   500                      0
Annie Victoria                O'Brien                                 5000                  5000                      0
Margaret Ann                  Ojala                                 500000                500000                      0
Alan                          Ojala                                    500                   500                      0
Darryl                        Ojala                                    500                   500                      0
Joyce                         Ojala                                    500                   500                      0
Nelson James                  Ojala                                    500                   500                      0
I Ketut                       Pandi                                    500                   500                      0
Hendrik                       Pardede                                  500                   500                      0
I Wayan Agus                  Pardiasa                                5000                  5000                      0
Ni Wayan                      Parmiti                                  500                   500                      0
Robert William                Parsons                                  500                   500                      0
Yun Maulina                   Parsons                                  500                   500                      0
Douglas Maxwell               Pauling                                  500                   500                      0
Reawyn Valentine              Pauling                                  500                   500                      0
Emily                         Pauling                                  500                   500                      0
Georgina                      Pauling                                  500                   500                      0
Sonia Winifred                Pearson                                  500                   500                      0
I Putu Widya Laksana          Pendit                                   500                   500                      0
Ni Made Kanunia Sari          Pendit                                   500                   500                      0
Roland                        Petrie                                   500                   500                      0
Philip John                   Pinsent                                  500                   500                      0
                              Pio Services Limited                   13000                 13000                      0
Boy Pebie                     Piranhadi                                500                   500                      0
Rita Ellen                    Polli                                    500                   500                      0
Kristianus Seno               Prasetyo                                 500                   500                      0
Dodi                          Prawira                                  500                   500                      0
Prawito                       Prawito                                  500                   500                      0
Bettina Louise                Pfeiffer                                5000                  5000                      0
Hunung                        Priwidayati                              500                   500                      0
Wyuna Estelle                 Prosser                                  500                   500                      0
I Nengah                      Purna                                    500                   500                      0
Sari                          Purnama                                  500                   500                      0
Yongki                        Purnama                                  500                   500                      0
Ni Ketut                      Purnamini                                500                   500                      0
Ni Wayan                      Purnamini                              12000                 12000                      0
Purwadi                       Purwadi                                  500                   500                      0
Meita Indah                   Purwaningtias                            500                   500                      0
Ari                           Purwanto                                 500                   500                      0
Putu Ayu Rena                 Purwita                                  500                   500                      0
Anak Agung Gede               Putrawan                                 500                   500                      0
Maryvonne Eloise              Pyne                                     500                   500                      0
John Daniel                   Rachmat                                  500                   500                      0
Rahayu                        Rahayu                                   500                   500                      0
Siti                          Rahayu                                   500                   500                      0
Endang Sri (Anna)             Rahayu                                   500                   500                      0
Amanda Leigh                  Raines                                   500                   500                      0
Clive Duncan                  Raines                                   500                   500                      0
Sarah Emma                    Raines                                   500                   500                      0
Rudy Irzan                    Redjamat                                 500                   500                      0
Judith Lynn                   Reid                                     500                   500                      0
Gerald Arndt                  Resnick                                 5000                  5000                      0
Retty                         Rianika                                  500                   500                      0
Robert Allan                  Rice                                     500                   500                      0
Kletus                        Riu                                      500                   500                      0
George Edwin                  Robinson                                 500                   500                      0
Joyce                         Robinson                                 500                   500                      0
Brent Mark                    Robinson                                 500                   500                      0
Lisa-Marie                    Robinson                                 500                   500                      0
Nicolene Mathilda             Rodda                                    500                   500                      0
Dwi                           Rohani                                   500                   500                      0
Rokesih                       Rokesih                                  500                   500                      0
Rosemary Cecilia              Rovetto                                  500                   500                      0
James & Nancy                 Rowbotham                              50000                 50000                      0
James                         Rowbotham                              12000                 12000                      0
Rusmayanti                    Rusmayanti                               500                   500                      0
I Made                        Sadiartha                                500                   500                      0
Dedeh Sadiah                  Sadikin                                  500                   500                      0
Agus                          Samsudin                                 500                   500                      0
I Wayan                       Sanggra                                  500                   500                      0
Arief Dipa                    Sanjaya                                  500                   500                      0
Didik Budi                    Santoso                                  500                   500                      0
Edi                           Sanyoto                                  500                   500                      0
Gede Arya Eka                 Saputra                                  500                   500                      0
Debbie                        Sarris                                  2500                  2500                      0
Allister James                Sarris                                   500                   500                      0
I Made                        Sedana                                   500                   500                      0
I Wayan                       Sendri                                   500                   500                      0
Ni Made                       Sepriadi                                 500                   500                      0
David                         Setiawan                                 500                   500                      0
Rebella Lean                  Shanley                                  500                   500                      0
Joanna Marie                  Shiff                                   1250                  1250                      0
Baiq                          Sifawati                                 500                   500                      0
Rayani Metrola                Simanjuntak                              500                   500                      0
David Benjamin                Simmons                                  500                   500                      0
Debra Ellis                   Simmons                                  500                   500                      0
Roganda                       Siregar                                  500                   500                      0
Annie                         Siriwidadi                               500                   500                      0
Adjie Iridium                 Sjaaf                                    500                   500                      0
Richard Armstrong             Slaney                                   500                   500                      0
Theodore                      Smith                                 310000                310000                      0
Ni Nyoman                     Sokarini                                 500                   500                      0
Ria Juwairiah                 Solihin                                  500                   500                      0
Mark R.                       Soper                                    500                   500                      0
Sriatun                       Sriatun                                  500                   500                      0
Robert John                   Stadler                                  500                   500                      0
William David                 Stannard                               12000                 12000                      0
Gregory James                 Stannard                                2500                  2500                      0
Dorothy                       Stannard                                 500                   500                      0
Susanne Priscilla             Stevens                                  500                   500                      0
Andreas Heinrich              Stokowy                                  500                   500                      0
I Made                        Suadha                                   500                   500                      0
I Nyoman                      Suadnya                                  500                   500                      0
Ni Luh                        Suamirni                                 500                   500                      0
I Wayan                       Suartha                                  500                   500                      0
Subhan                        Subhan                                   500                   500                      0
Antonius Johanes              Subrata                                  500                   500                      0
Robertus                      Subrata                                  500                   500                      0
I Putu                        Sudartana                                500                   500                      0
I Nyoman                      Sudiarta                                 500                   500                      0
I Nyoman                      Sudiartha                                500                   500                      0
Ni Nengah                     Sugiani                                  500                   500                      0
I Nyoman                      Sugiarta                                 500                   500                      0
Mimin                         Suharti                                  500                   500                      0
Suhartini                     Suhartini                                500                   500                      0
Sukarman                      Sukarman                                 500                   500                      0
Didik                         Sukarna                                  500                   500                      0
Djatnika                      Sukarta                                  500                   500                      0
I Made                        Sukirta                                  500                   500                      0
Ni Made                       Sukraeni                                 500                   500                      0
Endang                        Sulastri                                 500                   500                      0
Ni Ketut                      Sulastri                                 500                   500                      0
Suliasih                      Suliasih                                 500                   500                      0
Lianny                        Suliawan                                 500                   500                      0
Ni Putu                       Sumariani                                500                   500                      0
Sumiyati                      Sumiyati                                 500                   500                      0
Supanto                       Supanto                                  500                   500                      0
Made Ani                      Suprapta                                 500                   500                      0
Supriyanto                    Supriyanto                               500                   500                      0
Supriyono                     Supriyono                                500                   500                      0
                              PT Global Surindo                     500500                500500                      0
Arif                          Suryadi                                  500                   500                      0
Ni Ketut                      Susana                                   500                   500                      0
I Nyoman Dharma               Susila                                   500                   500                      0
I Nyoman                      Suwandana                                500                   500                      0
Ni Luh Ratini                 Suweni                                   500                   500                      0
I Gede                        Suwirya                                  500                   500                      0
Ni Ketut                      Suwitri                                  500                   500                      0
Epafroditus                   Suyanto                                12000                 12000                      0
Siti                          Syarifah                                 500                   500                      0
Frederic Piere                Taffin                                   500                   500                      0
Isabela H. Sjaaf              Tanoto                                   500                   500                      0
Martalena                     Tarigan                                  500                   500                      0
Ni Wayan                      Tatik                                    500                   500                      0
Hendrikus                     Tawur                                    500                   500                      0
                              Tempio Group of Companies Ltd          12000                 12000                      0
Helen Mary                    Thompson                                2500                  2500                      0
Benny                         Tjahyadi                                 500                   500                      0
Brian Walter                  Torrance                               24000                 24000                      0
Anne                          Torrance                                5000                  5000                      0
Julie Anne                    Torrance                                 500                   500                      0
Marianne                      Torrance                                 500                   500                      0
Samuel                        Tov-Lev                                  500                   500                      0
Dewa Ayu                      Trisna                                   500                   500                      0
Christopher John              Turner                                  5000                  5000                      0
Prita Dora                    Ukitasari                                500                   500                      0
Ulfiah                        Ulfiah                                   500                   500                      0
Elizabeth Anne                Wadsworth                               2500                  2500                      0
Lodewyk Karel                 Wagiu                                    500                   500                      0
Rully                         Wahyudi                                  500                   500                      0
Eko                           Wahyudi                                  500                   500                      0
Sulin                         Wahyudi                                  500                   500                      0
Ni Luh Putu Ana               Wahyuni                                  500                   500                      0
Ni Komang Sri                 Wahyuni                                  500                   500                      0
Gregory                       Walsh                                    500                   500                      0
Therese                       Walsh                                    500                   500                      0
Francis Andri Paul            Waneukem                                 500                   500                      0
Ni Luh Oka                    Wardani                                  500                   500                      0
David Simon                   Warhaft                                 2500                  2500                      0
I Ketut                       Warta                                    500                   500                      0
Catherine Elizabeth           Waters                                  5000                  5000                      0
James Charles                 Waters                                  1250                  1250                      0
John                          Waters                                   500                   500                      0
Erna                          Wati                                     500                   500                      0
Ronny                         Wazier                                   500                   500                      0
Stephen Heinz                 Weber                                    500                   500                      0
                              Weed & Co. LLP                         75000                 75000                      0
I Ketut                       Wenia                                    500                   500                      0
Robert Clive                  West                                     500                   500                      0
Andrew Arnott                 Wheeler                                 5000                  5000                      0
Danielle Lisa                 Wheeler                                 5000                  5000                      0
David Arnott                  Wheeler                                 2500                  2500                      0
Pauline Maureen               Wheeler                                  500                   500                      0
Peter                         Whitfield                                500                   500                      0
Wayan Wiwik                   Wiartini                                 500                   500                      0
I Putu Agus                   Widiantara                               500                   500                      0
I Putu                        Widnyana                                 500                   500                      0
Brett Adrian                  Wiley                                    500                   500                      0
Malcolm Edwards               Williams                                 500                   500                      0
Ni Made Rai                   Wismayani                                500                   500                      0
I Made                        Wita                                     500                   500                      0
Karen                         Wittich                                  500                   500                      0
Thomas Leslie                 Wittich                                  500                   500                      0
Desmond                       Wong                                    2500                  2500                      0
Angus Chooi                   Wong                                     500                   500                      0
Richard                       Woods                                 100000                100000                      0
Wulandari                     Wulandari                                500                   500                      0
I Wayan                       Yadnya                                   500                   500                      0
Mohammad                      Yahya                                    500                   500                      0
I Made Putra                  Yasa                                   12000                 12000                      0
Yati                          Yati                                     500                   500                      0
Wong Chooi                    Yoke                                     500                   500                      0
Hendra                        Yudio                                    500                   500                      0
Yuliana                       Yuliana                                  500                   500                      0
A.A. Sri                      Yulliani                                 500                   500                      0
Hasta                         Yuwana                                   500                   500                      0
Horst Ernst                   Zilch                                    500                   500                      0
Edy                           Zulferdi                                 500                   500                      0

                                                                  14737000              14737000                      0


(1)  These  numbers  assume  the  selling  shareholders  sell  all  of  their  shares  prior to  the  completion  of  the  offering.

                              PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. After such time, the selling stockholders may sell the shares from time to time:

- in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

-    at prices  related  to  such  prevailing  market  prices;

-    in negotiated  transactions,

-    in a combination  of  such  methods  of  sale;  or

-    any other  method  permitted  by  law.

The shares of common stock owned by affiliates of the company will be offered at a fixed price of $1.00 per share throughout the term of this offering.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. The selling security holders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-    engage  in any stabilization activity in connection with any of the shares;

-    bid for  or purchase any of the shares or any rights to acquire the shares,

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus has been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as a principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

                                LEGAL PROCEEDINGS
There are no legal proceedings against us and we are unaware of any proceedings contemplated against us.

                   DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

The following table sets forth the name and age of our directors and executive officers, along with their principal offices and positions as of July 27, 2006. Our executive officers are elected annually by the Board. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board. Unless described below, there are no family relationships among any of the directors and officers.

       NAME            AGE                        POSITION
---------------------- ----    -------------------------------------------------
John  R.  Kennerley     65     Chairman  of  the  Board
Graham  J.  Bristow     59     Director,  President  and Chief Executive Officer
Bob  Bratadjaya         40     Director,  Secretary  and  Treasurer

Julian James Bristow    33     Chief Operating Officer,
                               Vice President  Operations
Bettina Pfeiffer        34     Vice President Marketing
Joseph  Anthony  Joyce  59     Director

JOHN  R.  KENNERLEY  --  CHAIRMAN  AND  DIRECTOR

Born September 1939, John is an Australian and European passport holder. He lives in Sydney, Australia with his wife, Australian television host, Kerri-Anne Kennerley. He was involved early in his career with Grand Prix racing and world championship winner Sterling Moss. He was a member of the Board of the Directors of Vernon Pools, and in 1977, negotiated with the New York State Lottery to introduce Lotto into the State of New York. He was President of Games
Management,  Inc.,  the  operating  company  of  the  New  York  Lotto.

After the sale of Vernon Pools, he relocated to Australia and became a director of Fulfillment Australia Ltd. before it was sold to TNT Group and Vusion Pacific Pty Ltd that was involved in the manufacturing and distribution of electronic sign boards.

In 1999, he became Chairman of Meridian Pacific Capital Pty Ltd, a related company to Meridian Pacific Investments HK Ltd, a provider of venture capital. John is an independent director and is not engaged in the day to day business of the company.

GRAHAM J. BRISTOW -- PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR Born in July 1947, in Hastings, New Zealand, he resides in Noosa Heads, Queensland, Australia and is a dual New Zealand and Australian citizen. Graham moved to Australia in 1992 after a career in the telecommunications and transport industries. He became joint managing director and founding shareholder of Omni Telecommunications, Ltd. in Melbourne Australia, listing the company's securities on the ASX (Australian Stock Exchange) via a reverse merger with Henry B. Smith Ltd.

He resigned in 1996 to form an internet start-up, LibertyOne, Ltd., taking the company public on the ASX in 1998. Graham was Managing Director and major shareholder, relocating to California in 1999 to establish a North American subsidiary of the company.

In 2000, upon leaving LibertyOne, Ltd., he was appointed a director of an Indonesian listed company PT Indoexchange Tbk in 2002 resigning in June 2004. Graham invested in PT Island Concepts Indonesia, Tbk in 2002, a villa development and management company located on the island of Bali via his corporate entity, Meridian Pacific Investments HK Ltd, a company incorporated in Hong Kong. PT Island Concepts Indonesia Tbk is also involved in the sale and leasing of third party properties, however the majority of business activity is the development and management of properties owned by itself. The company's securities were listed on the Surabaya Stock Exchange in Indonesia in July 2005. He is currently a Commissioner of the company on its advisory board.

Graham Bristow is an officer and director of Island Residences Club, Inc. and is actively involved in the day to day operations.

BOB  BRATADJAYA  --  SECRETARY,  TREASURER  AND  DIRECTOR
Bob was born in Central Java, Indonesia, is 40 years of age and married with two children. He obtained a law degree from the University of Jakarta and worked within the capital markets as corporate lawyer.

He joined PT Courts Indonesia, a Club concept retailer in 2000 and successfully took the company public on the Jakarta and Surabaya Stock Exchange in 2003. Bob was a corporate secretary of Courts.

Bob jointed PT Island Concepts Indonesia, Tbk. in mid 2004 as corporate secretary and as head of due diligence committee in preparation of the company going public on the Surabaya Stock Exchange. He resigned from Island Concepts in May 2006.

He recently joined the board of Island Residences Club, Inc. and was appointed as treasurer and corporate secretary.

JULIAN JAMES BRISTOW - CHIEF OPERATING OFFICER, VICE PRESIDENT OPERATIONS

Born March 22nd 1973, Hastings, New Zealand, Julian is a US Resident living in Torrance, California with his wife Astrid.

Julian Bristow is the son of the Chief Executive Officer and President of the Company, Graham James Bristow.

Julian was educated in New Zealand, however attended the University of Queensland in Brisbane, Australia. He played representative Rugby for the Brisbane West's Rugby Club and on taking up employment with Omni Telecommunications in Melbourne, Australia as Production Manager in 1996 trained the Melbourne Universities Women's Rugby Team. Under Julian's stewardship this newly established team went on to win the National Championships in its second year of competitive sport. In 1998 Julian relocated to Sydney to join LibertyOne Limited and was involved in managing and developing the online businesses of Australian Tennis Champion, Pat Rafter; Golfing Legend, Greg Norman and others. He moved to Los Angeles in 1999 with the company's US subsidiary Digital Rights Inc. He left in 2001 to join Marketing and Promotions Company, Makai Event Management & Promotions of Manhattan Beach, California.

Julian is currently active in the sport of Rugby in California joining the Los Angeles Rugby Squad as a player coach. The team has participated at the National's in recent years. He joins Island Residences Club, Inc. charged with the specific responsibility of launching and managing the company's Vacation Residences Club concept in North and Central America. Julian will open a regional office for the company in Southern California.

BETTINA PFEIFFER
VICE PRESIDENT - MARKETING

Bettina Pfeiffer was born in Hong Kong and moved to the U.S. in 1991 and attended the Arizona State University in Tempe, Arizona. Bettina graduated in 1995 with a B.S. Degree in Psychology concentrating in the area of Neuroanatomy and Child Development. Today Bettina lives in Scottsdale, Arizona with her two children of 7 and 4 years.

From March 2002 until late 2004 Bettina was a partner in custom home building company, Sonora West Developments, Inc. with the specific responsibility for the locating of suitable land plots for development, project management and client service relations.

During the period with Sonora, Bettina organized the Arizona Foothills Magazine Home Builder of the year functions; also Sonora West Developments, Inc. has been a recipient and honoree of this award.

Bettina attended the Arizona School of Real Estate in 2004 obtaining Certification in Loan Processing and obtaining an Arizona Real Estate Sales License. She commenced with Century 21, Arizona Foothills Branch in October 2005. Over this period Bettina gained invaluable experience working with the Spur Cross Spa in the capacity of Front Office and Customer Services Manager and together with her Real Estate Development and Sales experience will bring to Island Residences Club, Inc. invaluable relevant skills.

JOSEPH  ANTHONY  JOYCE  -  DIRECTOR

Born February 1947, Liverpool, UK, Joe is a New Zealand and EU passport holder. He lives in Sydney, Australia with his wife Anne who is CEO of the Australian Government Telecommunications Regulating Organization.

Joe obtained an MBA from the University of Auckland, New Zealand before leaving for Australia and joining LibertyOne, an Australian listed internet start-up company in 1997 as its general manager for new technology development being largely engaged in educational, interactive video, web casting business development. He was responsible for due diligence, research and development activities.

He left to start Maestro Business Systems Pty Ltd, a developer, systems integrator and marketer of specialist employment and event management software solutions. Joe is founding and majority shareholder and Chairman and CEO of the company which is successful in its field both in Australia and overseas. He opened a Hong Kong operation and became a fellow of the Hong Kong Institute of Directors in 1999.

He remains with Maestro Business Systems and joined the board of Island Residences Club, Inc. in 2004 as an independent director.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

We presently do not have any committees but expecs to establish the following committees in the next fiscal year.

Executive Committees. The Board of Directors will establish an executive committee (the "Executive Committee"), which will be granted such authority as may be determined from time to time by a majority of the Board of Directors. We expect that the Executive Committee will consist of the Founders and at least one independent director. All actions by the Executive Committee will require the unanimous vote of all its members.

Audit Committee. The Board of Directors will establish an audit committee (the "Audit Committee"), which will consist of two or more independent directors. The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls.

Compensation Committee. The Board of Directors will establish a compensation committee (the "Compensation Committee"), which will consist of two or more non-employee or independent directors to the extent required by Rule 16b-3 under the Exchange Act, to determine compensation for our senior executive officers and advisors.

Our  Board  of  Directors  initially  will  not  have  a  nominating  committee.

DIRECTORS  AND  OFFICERS  INSURANCE

We will apply for a directors and officers liability insurance policy with coverage typical for a public company such as the company that will become effective upon the effectiveness of the registration statement. The directors and officers liability insurance policy insures (i) the officers and directors of the company from any claim arising out of an alleged wrongful act by such person while acting as officers and directors of the company, (ii) the company to the extent it has indemnified the officers and directors for such loss and
(iii) the company for losses incurred in connection with claims made against the company for covered wrongful acts.

INDEMNIFICATION  OF  OFFICERS

The Certificate of Incorporation provides for the indemnification of our officers and directors against certain liabilities to the fullest extent permitted under applicable law. The Certificate of Incorporation also provides that our directors and officers be exculpated from monetary damages to the fullest extent permitted under applicable law.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The information in the following table sets forth information regarding the beneficial ownership of the common stock of the company as of July 27, 2006, out of 14,737,000 outstanding shares, with respect to (i) each person known by the company who beneficially owns 5% or more of the outstanding shares of Common
Stock, (ii) each person who is a director or named executive officer of the company and (iii) all directors and executive officers of the company as a group.

Name  and  Address  of  Beneficial  Owner  (1)     Shares     Percentage
----------------------------------------------     ------     ----------
John  Kennerley,  Chairman(2)
1769-203  Jamestown  Road
Williamsburg,  VA  23185                           48,000         <1%

Graham  Bristow,  President,
CEO  and  Director  (3)(4)(5)
1769-203  Jamestown  Road
Williamsburg,  VA  23185                       11,500,000       78.0%

Bob  Bratadjaya,  Secretary,
Treasurer  and  Director
1769-203  Jamestown  Road
Williamsburg,  VA  23185                           12,000         <1%


Julian James Bristow,
Chief Operating Officer(6)
and VP of Operations
1769-203  Jamestown  Road
Williamsburg,  VA  23185                            1,000         <1%

Bettina Pfeiffer,
Vice-President Marketing
1769-203  Jamestown  Road
Williamsburg,  VA  23185                             5,000        <1%

Joseph  Anthony  Joyce,  Director
1769-203  Jamestown  Road
Williamsburg,  VA  23185                              500         <1%

Meridian  Pacific  Investments HK  Ltd  (4)
P.O.  Box  1947  Noosa  Heads
Queensland  4567,  Australia                   10,000,000       67.9%


Francis  Street  Pty  Ltd(5)
P.O.  Box  1947  Noosa  Heads                   1,000,000        6.1%

All  directors  and  executive
officers  as  a group (6 persons)              11,566,500       78.5%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting investment power or has the power to acquire such beneficial ownership within 60 days.

(2)  24,000  shares  are  owned  by  Mr. Kennerley's wife, Kerri-Anne Kennerley.

(3)  Includes  500,000  shares  held  by Mr. Bristow's wife, Margaret Ann Ojala.

(4) Meridian Pacific Investments HK Ltd. owns 10,000,000 shares and is majority owned and controlled by Graham J. Bristow.

(5) 1,000,000 shares are owned by Francis Street Pty Ltd which Mr. Bristow controls.
(6) Includes 500 shares held by Mr. Bristow's wife, Astrid Bristow.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.0001 per share, of which there are 14,737,000 shares issued and outstanding as of July 27, 2006 and 20,000,000 shares of preferred stock, par value $.0001 per share, of which none have been designated or issued. The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-laws, copies of which are as exhibits to this registration statement.

COMMON  STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in their discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Weed & Co. LLP has rendered an opinion on the validity of the securities being registered. Weed & Co. LLP owns 75,000 shares of common stock of the company. The financial statements included in this prospectus, have been audited by Kabani & Co., Inc. CPAs, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Please  see  Certain  Relationships  and  Related  Transactions.

                             DESCRIPTION OF BUSINESS

HISTORY

Island Residences Club, Inc., formerly Hengest Investments, Inc. and Island Investments, Inc., was incorporated in the State of Delaware on July 16, 2002. On March 10, 2004, T. Chong Weng, the sole shareholder of Hengest Investments, Inc., entered into a Share Purchase Agreement with Meridian Pacific Investments HK Ltd. pursuant to which Meridian acquired 2,240,000 shares owned by Mr. Weng on March 10, 2004, representing 100% of the outstanding shares of the company. The total consideration paid by Meridian for the shares was US$35,000. Meridian used working capital funds to purchase the Hengest shares. Before to this transaction there was no relationship between Meridian and the company or Mr. Weng nor did Meridian own any securities of the company.

Prior to March 17, 2005, our business plan was to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On March 17, 2005, the company commenced business activities and issued
4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 vacation rights valued at $0. Meridian sold its interest in PT Island Concepts Indonesia Tbk to Meridian so vacation rights could be marketed in the United States. We recorded no value for the rights since they were acquired from a related party whose basis was zero. With this acquisition, our business plan includes marketing and selling vacation stay entitlements in the form of vacation rights. Specifically, the company operates The Island Residences Club, which includes marketing and sales of memberships and the marketing and sales of vacation rights. The rights are issued as stay entitlements in the one of the ten villas in Bali Island Villas in Seminyak, Bali owned by PT Island Concepts Indonesia Tbk. PT Island Concepts's business includes property sales, leasing, development and management. PT Island Concepts has built the ten villas in Bali and intends to continue to develop the property with additional villas. It manages the properties with its staff and engages travel agents to book accommodation at the villas. There is a minimum of 10,000 rights required to be owned for a period of more than one year that entitles the owner of the rights to 10 nights stay valued at $250 per night each and every year. This was the value of a one night stay at the Villas at March 2005; the current published rate at the Villas is $338.80 per night, giving the holder of rights a discount value of 26.21%.


PT Island Concepts Indonesia Tbk is working with the company to (i) acquire, develop and operate other vacation ownership resorts in Bali, Asia and beyond,
(ii) provide financing to individual purchasers of vacation rights and(iii) provide resort management and maintenance services to vacation ownership Resorts it owns. PT Island Concepts Indonesia Tbk, an Indonesian corporation, is able to employ and manage the necessary staff required to operate and maintain the properties at significant discount to labor costs in the U.S. PT Island Concepts is also well positioned to acquire properties throughout Asia that can be developed for use by our members, although its priorities currently are to operate and manage the existing properties, and further develop the existing properties by building new two bedroom units in Bali. We intend to (1) develop, acquire and manage vacation properties in the U.S. and Mexico for members of the Island Residences Club, (2) develop, market and manage the Island Residences Club concept and (3) sell existing inventory of vacation stay entitlements in the Bali Island Villas and obtain and sell future vacation stay entitlements in other properties.

We hope to finance our business activities through the sale of our vacation rights, future borrowings from our majority shareholder, and third party loans and investments. There is no guarantee that we will be able to obtain any financing or on terms favorable to the company and its shareholders.

Island Residences Club, Inc., Meridian Pacific Investments HK Ltd, Francis Street Pty Ltd and PT Island Concepts Indonesia Tbk are related parties with common ownership and an officer. Specifically, of the 125,000,000 shares issued and outstanding in PT Island Concepts Indonesia Tbk, we own 24,250,000 shares; Meridian Pacific Investments HK Ltd owns 39,750,000 shares; Francis Street Pty Ltd owns 36,000,000 shares and Graham James Bristow owns 16,000,000 shares for a total of 116,000,000 shares or 92.8% of the total issued capital as of July 24, 2006. Meridian Pacific Investments HK Ltd and Francis Street Pty Ltd are entities controlled by Graham Bristow and therefore are related parties to Island Residences Club, Inc. Further, Graham Bristow is an officer and director of the Company and Meridian. PT Island Concepts Indonesia Tbk securities are listed on the Surabaya Stock Exchange in Indonesia. Mr. Bristow is currently a Commissioner of PT Island Concepts on its advisory board.


We registered our common stock on a Form 10-SB registration statement filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12(g) thereof. We file with the Securities and Exchange Commission periodic and episodic reports under Rule 13(a) of the Exchange Act, including quarterly reports on Form 10-QSB and annual reports on Form 10-KSB. We are based in Williamsburg, Virginia.

BUSINESS

We operate internationally and in the hospitality industry as a private residence membership club incorporating property development and management. We recently acquired 4 million shares in PT Island Concepts Indonesia Tbk, and 4 million Vacation Stay Entitlements (Rights) in the Island Villas Bali. Ten one Bedroom Luxury Villas were completed July 2005 and will be operated as a private residences club. These acquired Vacation Stay Entitlements are being
marketed  by  us   in the United States and internationally.

To become a member of the Island Residences Club, one must acquire a minimum of 10,000 Vacation Stay Entitlements (sometimes referred to as "right", "vacation rights" or "entitlement rights") at a price of USD $2.50 each for a total value of $25,000.00. This will entitle the holder/member to 10 nights per annum each and every year at an Island Residences Club property. Alternatively, a member can redeem these Vacation Stay Entitlements at the rate of 100 Rights per night. Rights can also be purchased in minimum parcels of 1,000 Rights and redeemed at 100 Rights per night per stay (an aggregate of ten nights per annum), without becoming an Island Residences Club member. Therefore, 100 Rights at a value of $2.50 each equals a one night stay at the Island Villas at a rate of $250.00 per day. The current published rate for stays at the Island Villas in Bali is $280.00 plus 21% being VAT and service charge for a total daily rate of $338.80. Guests acquiring or using Vacation Stay Entitlements (Rights) therefore only pay $250.00 with nothing more to pay. This is a discount over published advertised rates of 26.21%.


We intend to market Island Residences Club memberships in Europe, Korea, Japan, South East Asia and Australia via our associate company PT Island Concepts Indonesia Tbk as well as directly through the Island Residences Club, Inc. in the U.S.

THE  PRODUCT

Our primary business focus is the development and management of the Island Residences Club. Island Residences Club members who pay a onetime membership fee of $25,000.00 much like a Golf Club membership fee, will have the use of Club Vacation properties each and every year their membership remains current. Members are allocated Vacation points annually and/or can purchase additional Vacation Stay Entitlements to Club properties at $2.50 per Vacation Right. The Company has current inventory in the Bali Island Villas of 3,878,050 rights. Points can be redeemed at the existing Bali Island Villas and future Island Residences Club properties throughout Asia, North and Central America as available. We have commenced a sales and marketing campaign to launch the Island Residences Club concept. Initially, the properties owned by PT Island Concepts Indonesia Tbk in Seminyak, Bali will be available to members for vacation and/or business stays. We believe the target market should be the higher income local and expatriate communities in Asia and Europe. We are seeking to acquire and/or develop properties in the United States and Baja, Mexico to launch the Club concept in the US and Canada later in 2006. Currently, Club Members can only enjoy "stays" at the Island Villas in Bali, which consist of ten (10) luxury one bedroom villas in Bali, each with their own lap pool; in the future, the company hopes to offer a selection of luxury apartments and Villas in Asia, USA and Mexico and elsewhere when available, each and every year. Members are those who hold a minimum of 10,000 Vacation Stay Entitlements and who will receive an annual non-cash right each year to stay at an Island Residences Club property for 10 days per annum.

Members will be able to extend or sell their annual stay entitlement rights receiving an income on their membership if they elect not to use them in a given year. The Private Residences Club concept is relatively new with companies such as www.exclusiveresorts.com, www.akdestinations.com, www.bellehavens.com, www.emperors-club.com, and www.quintess.com leading the way. Steve Case, founder of AOL, has taken a controlling position in Exclusive Resorts Inc. with an investment of 600m USD. These businesses offer members `annual time plans' (15-60 days) and concierge services at multiple luxury residences and is akin to membership at an exclusive country club. Island Residences Club believes it offers members a new paradigm in the Residence Club concept in that members can enjoy the same luxury and concierge services by simply buying as much `time' as they like through the purchase of vacation rights.

PT Island Concepts Indonesia Tbk will construct and develop further unique modern Villas on land it currently owns in Bali, and has acquired in Thailand. These properties will continued to be developed as modern and contemporary and yet tropical in design and can be sold with or without a lease-back option to the Island Residences Club or with a contract to the company for management and/or sundry letting. In other words, Island Residences Club, Inc. will be able to elect if it acquires the developed property and manages it or just manages or just markets the vacation rights for the said properties. We will maintain a policy for our members of keeping our properties in the utmost pristine condition and will sell or roll-over our inventory within a three to five year time frame. In some countries where Island Concepts intends to operate; e.g. Thailand and Indonesia local regulations will not allow foreign "freehold title" to land and property and therefore, the company will lease such properties where applicable. We intend to develop our own properties in the U.S. and Mexico on both leasehold and freehold land appealing to both local and foreign customers when it is time to sell. Over time, we expect to develop into essentially a property trust with the increasing value of our inventory creating an increasing asset value for the shareholders. There is no fixed timeline for the accumulation of properties, although the Company hopes to acquire properties in the United States and Mexico in the next five years. This is determined by market forces, and the availability of capital to the company. Capital is provided by the sale of subscriptions to membership of the Island Residences Club and the sale of existing inventory of vacation stay entitlements (rights). These rights exist with the company but as they resulted from a related party transaction are recorded at nil value in the financial books of the company until realized.

Island Concepts plans to acquire, develop and manage properties in Asia, in particular Phuket, Thailand and continue to expand the Bali Island Villa Resort for the Island Residences Club, Inc. Island Concepts has commenced stage II of the Bali Island Villa expansion, the construction of ten Two Bedroom Villas on land it owns adjacent to existing One Bedroom Villas. Island Concepts will commence expansion into Thailand in 2007. If Island Concepts completes the expansion in Thailand and if Island Concepts successfully builds the additional villas then it intends to have us market the vacation rights in a similar program. We would invoice Island Concepts for the sale of rights and credit management fees for managing the program. We would then have vacation rights in Bali and Thailand. There are no formal agreements with Island Concepts. There is no guarantee that this arrangement will continue.

We also intend to develop a commercial property portfolio consisting of luxury hotels, spas and resorts in the United States and Mexico. These properties will provide the infrastructure to support Villas and Residences located within or adjacent to the Resorts. The Company plans to acquire properties over the next five years predominately in the U.S. and Mexico. These properties will consist of single family homes and hotel resort properties that will include the development of luxury suites as part of the hotel resort properties. The Company is currently identifying suitable properties in the U.S. and Mexico to acquire.

Both Island Residences, Inc. and PT Island Concepts Tbk Indonesia have a similar development and business expansion plan. PT Island Concepts Tbk Indonesia in Asia and Island Residences Club, Inc. in the US and Mexico. This entails the identification of a suitable vacation destination; the acquisition or development of a Hotel Resort property or properties at that destination and rebranded or branded as an Island Resort or Villa Resort, followed by the acquisition or development of Vacation Villas or Residences in a close proximity. The Hotel Resort business provides infrastructure (Spa, Fitness and Restaurant facilities) as well as staff training and management, for the vacation residences. Some residences may be located within the actual Hotel/Resort property. These Residences will continually be updated through sale and then acquisition of replacement assets/properties. The Resort/Hotel properties will be maintained as part of an ongoing property portfolio for the Companies, Island Residences Club, Inc and PT Island Concepts Indonesian Tbk., similar to that of an investment property trust.

OTHER

PT Island Concepts Indonesia TBK has been granted a boutique hotel license and restaurant license for its Seminyak Villa Resort operation within the regency of Bandung in the province of Bali within the Republic of Indonesia by the Federal Government of Indonesia. Other licenses will be applied for as required. We are in the process of registering our logo as a trademark in the Republic of Indonesia and the United States. We own URL's www.islandconcepts.com, www.islandresidencesclub.com, www.islandregency.com, www.islandclubestates.com, www.islandclubresidences.com and www.islandvillasbali.com. Information on these websites is not part of this prospectus.

We have not directly expended any funds in the last two years on research and development activities. We currently have no employees and operate through consultancy arrangements. The Company has consultancy agreements with Dutchess Advisors, Frank Kristan and Francis Street Pty Ltd, of which Graham Bristow, CEO of the company controls. We have one (1) year contracts in place for our executives, Julian James Bristow, Chief Operating Officer and Vice President Operations and Bettina Pfeiffer, Vice President Marketing beginning July 1, 2006.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the information contained in our financial statements and the accompanying Notes.

PLAN  OF  OPERATION

Our principal business includes the development, management and operations of luxury resorts and residences and marketing and selling vacation stay entitlements ("rights") in the form of vacation points. The rights are issued as stay entitlements in the Island Residences Club, Inc. and the recently completed Bali Island Villas in Seminyak, Bali. The purchase of 10,000 rights at $2.50 per right entitles the purchaser to membership in the Island Residences Club, a vacation membership club we have established.

Island Residences Club, Inc. has commenced a sales and marketing campaign to launch the Island Residences Club concept. Initially the property owned by PT Island Concepts Indonesia Tbk in Seminyak, Bali is the only property available to members for vacation and/or business stays. At this time, there are ten (10) one bedroom luxury villas in Bali, each with its own lap pool available in the vacation rights program. We believe the target market is the higher income local and expatriate communities in Asia. We are seeking to acquire and/or develop properties in the United States and Baja, Mexico to launch the Club concept in the US and Canada later in 2006. Ultimately, Club Members will enjoy "stays" at the Island Villas in Bali, and later, a selection of luxury apartments and Villas in Thailand, North America, Mexico and elsewhere when available, each and every year. The membership will receive a right each year to stay at an Island Residences Club property. PT Island Concepts Indonesia Tbk will expand its current Bali Island Villa Resort in Seminyak, Bali and construct unique modern Villas on land it has acquired in Thailand. These properties will be modern, contemporary and yet tropical in design and can be sold with or without a lease-back option to the Island Residences Club or with a contract to the company for management and/or sundry letting. We will maintain a policy of keeping our properties in the utmost pristine condition and will sell and roll-over our inventory within a three to five year time frame. We hope to develop our own properties in the U.S. and Mexico on both leasehold and freehold land appealing to both local and foreign customers when time to sell. Over time we expect to develop into essentially a property trust with the increasing value of our inventory creating an increasing asset value for the shareholders. We also intend to develop a commercial property portfolio consisting of luxury hotels, spas and resorts. These properties will provide the infrastructure to support villas and residences located within or adjacent to the resorts.

Our plan for the next twelve months includes moving forward with next phase of our business plan, which is to (1) develop, acquire and manage vacation properties in the U.S. and Mexico for members of the Island Residences Club, (2) develop, market and manage the Island Residences Club concept and (3) sell existing inventory of Vacation Stay Entitlements in the Bali Island Villas and obtain and sell future Vacation Stay Entitlements in other properties. PT Island Concepts Indonesia Tbk, on behalf of the company, currently has a software and web design team of three persons and a research team of seven persons developing our websites and back and front office software systems. This includes but is not limited to the development of a membership loyalty program, online reservation system and an in-room information system. This work will be moved to the United States when staff and expertise become available or are employed. However, we will continue to maintain a research and online concierge service from Bali. These systems will be for our use and not for resale. We do not intend to seek any specific patents or trademarks but will use a general copyright to protect our property and systems. We invoice Island Concepts for the sale of vacation rights and credit the invoice for management services that they provide in the sales of the rights. There are no material agreements that cover these transactions. IT services are provided on a normal commercial basis. Also, if required, PT Island Concepts Indonesia Tbk is able to finance Island Residences Club member's subscription payment through the sale of the vacation entitlements held by the member to third party guests with 45% of rental income received being credited against such loans.

We intend to invest up to $10,000,000 in 2006 into property and income producing Assets located in the USA and Mexico. We intend for these funds to come from the sale of Vacation Stay Entitlements ("Right"), and/or borrowings secured over the assets acquired. There is no guarantee that we will be able to sell these Vacation Stay Entitlements or obtain these funds or that the cost of funds is acceptable to the Company. We intend to hire up to fifteen persons in 2006, predominately for our Southern California operations, that we have yet to establish.

In the next twelve months, Island Concepts has advised us that it will raise funds to move forward with the next stage of development in the Bali Island Villas in Seminyak, Bali. Ten two Bedroom Villas and a Spa Complex will be built on land already owned by Island Concepts adjacent to stage I, being the existing ten one bedroom Villas. These new Villas along with the original development will be managed by PT Island Concepts Indonesia Tbk for the Island Residences Club, Inc. Construction of Stage II is expected to be completed by August 2007. Island Concepts also intends to expand in Thailand in 2007 on land it has acquired.

Island Residences Club, Inc will market the Vacation Stay Entitlements applicable to the new development as with the existing ten one bedroom Villas. PT Island Concepts Indonesia Tbk will own and operate this development on behalf of Island Residences Club, Inc.

It is the intention of Island Residences Club, Inc. within the next years to acquire sufficient stock in PT Island Concepts Indonesia Tbk to achieve majority control. The company currently owns 19.4% of the issued capital of PT Island Concepts Indonesia Tbk and intends to acquire a further 19-20% per annum over the next 3 years, although there can be no guarantee of this.

CRITICAL  ACCOUNTING  POLICIES

Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income  Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the nine month period ended February 28, 2006.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At February 28, 2006 there were no dilutive convertible shares, stock options or warrants.

Revenue recognition

The Company recognizes revenues under the full accrual method of accounting when a formal arrangement exists, title is transferred, no other significant obligations of the Company exist and the Company deems the receivables to be collectible. The revenue is recognized net of returns and discounts.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Recent  Pronouncements

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

6. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

7. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

8. Permits an entity to choose 'Amortization method' or 'Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

9. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

10. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

RESULTS OF OPERATIONS -FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED FEBRUARY 28, 2006 AND 2005 (UNAUDITED)

The operations of Island Residences Clubs, Inc. will include marketing and selling the vacation stay entitlements in the form of vacation rights. The rights are issued as stay entitlements in the Bali Island Villas in Seminyak, Bali. Membership in the Island Residences Club requires the purchase of 10,000 rights at $2.50 per right. There is a minimum of 10,000 rights required to be owned for a period of more than one year that entitles the owner of the rights to 10 nights stay valued at $250 per night, based on the price of one nights stay at the Villas in March 2005 each and every year. These Villas have been developed by and are operated by, PT Island Concepts Indonesia Tbk for The Island Residences Club. PT Island Concepts Indonesia Tbk is working with the company to (i) acquire, develop and operate other vacation ownership resorts,
(ii) providing financing to individual purchasers of Vacation Rights and (iii) providing resort management and maintenance services to vacation ownership resorts in Asia.

The company has generated $92,500 in net revenue from a related party for the three months ended February 28, 2006 as compared to $0 for the three months ended February 28, 2005. The increase in net revenue was due to sale of vacation rights to a related party. Cost of revenue was $64,750 for the three months ended February 28, 2006 as compared to $0 for the three months ended February 28, 2005. This cost of revenue is due to the fee paid to a related party for management of the Bali Island Villas in Seminyak, Bali. Selling, general and administrative expenses were $82,798 for the three months ended February 28, 2006 as compared to $12,275 at the three months ended February 28, 2005. These expenses were the result of the company commencing operations. The company has generated $227,500 in net revenue from a related party for the nine months ended February 28, 2006 as compared to $0 for the nine months ended February 28, 2005. The increase in revenues was due to sales of vacation rights to a related party. Cost of revenue was $159,250 for the nine months ended February 28, 2006 as compared to $0 for the nine months ended February 28, 2005. This cost of revenue is due to a fee paid to a related party for management of the Bali Island Villas in Seminyak, Bali. Selling, general and administrative expenses were $270,769 for the nine months ended February 28, 2006 as compared to $12,275 at the nine months ended February 28, 2005. These expenses were the result of the company commencing operations.

Net loss for the three months ended February 28, 2006 was $55,048 as compared to $12,275 for the three months ended February 28, 2005. The increase in net loss was due to increased costs associated with sales and administrative costs. Net loss for the nine months ended February 28, 2006 was $202,519 as compared to $12,275 for the nine months ended February 28, 2005. The increase in net loss was due to increased costs associated with sales and costs associated with public filings.

Our basic and diluted loss for the three months ended February 28, 2006 was ($0.01) as compared to ($0.01) for the three months ended February 28, 2005. Our basic and diluted loss for the nine months ended February 28, 2006 was ($0.03) as compared to ($0.01) for the nine months ended February 28, 2005.

RESULTS  OF OPERATIONS -- FOR THE FIVE MONTH PERIODS ENDED MAY 31, 2005 AND 2004

We did not generate any revenue at May 31, 2005. General and administrative expenses were $8,973 for the five months ended May 31, 2005 as compared to $0 for the five months ended May 31, 2004. These expenses were the result of us commencing limited operations at March 17, 2005. These expenses contributed to a net loss of $8,973 for the five months ended May 31, 2005 as compared to $0 for the five months ended May 31, 2004.

RESULTS  OF  OPERATIONS  --  FOR  THE  YEAR  ENDED  DECEMBER  31,  2004 AND 2003

We did not generate revenue for the years ended December 31, 2004 and December 31, 2003. General and administrative expenses were $12,275 for the year ended December 31, 2004 as compared to $100 for the year ended December 31, 2003. These expenses contributed to a net loss of $12,275 for the year ended December 31, 2004 as compared to $100 for the year ended December 31, 2003.

LIQUIDITY  AND  CAPITAL  RESOURCES

We had no cash or cash equivalents as of May 31, 2005 or December 31, 2004. We had no assets at December 31, 2004. At May 31, 2005, we had current assets of $40,000 in the form of marketable securities and $21,248 in current liabilities due to a related party. We had $581 in cash and cash equivalents as of February 28, 2006. At February 28, 2006, the company had current assets of $2,719,356 in the form of $581 in cash and cash equivalents, marketable securities in the amount of $2,626,275 and $92,500 in the form of an account receivable from a related party. All of the marketable securities are comprised of shares of common stock of Island Concepts Indonesia Tbk(ICON), a company related through common ownership. As of February 28, 2006, we had $298,362 in current liabilities consisting of $123,844 in the form of an account payable and $174,518 due to a related party. Due to related party represents expenses paid by related parties on behalf of the company, which are non-interest bearing, unsecured, and due on demand. Our intended source of income is the continued sale of Vacation Stay Entitlements.The company has inventory of Rights, the value of which is not recorded in the financial statements of the company due to related party accounting policies. A stockholder, Meridian Pacific Investments HK Ltd, has agreed that they will advance any additional funds which we need for operating capital and for costs in connection with implementing our business. Such advances will be made without expectation of repayment. There is no minimum or maximum amount such stockholder will advance to us or guarantee that such advances will continue.

Our plan for meeting our liquidity needs may be affected by, but not limited to, the following: demand for our product and/or services, our ability to enter into financing agreements, the threat and/or effects on the travel and leisure industry of future terrorist attacks and limitations on our ability to conduct marketing activities for the sale of Vacation Stay Entitlements, and other factors.

On March 10, 2004, our then majority shareholder and sole officer and director sold 2,240,000 shares of the company's common stock to Meridian Pacific Investments HK Ltd., a Hong Kong corporation majority owned and controlled by Graham J. Bristow, a citizen of New Zealand, in a private transaction. Such transaction resulted in a change in control of the company. Simultaneously with this transaction, the Board of Directors of the company nominated John R. Kennerley and Joseph A. Joyce to the Board of Directors and all former officers and directors resigned. John R. Kennerley was then named President and Chief Executive Officer, and Joseph A. Joyce as Secretary and Treasurer of the company.

On March 17, 2005, we issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero. Island Residences Club, Inc. ("IRCI"), Meridian Pacific Investments HK Ltd ("Meridian") and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties with common ownership and officers before and after the transaction. Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Island Concepts
(www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in IRCI and Meridian and a commissioner on the advisory board of ICON. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 92.0% of Island Concepts and 78% of IRCI. On March 17, 2005, Graham James Bristow and Bob Bratadjaya were appointed to the board of directors. Further, Joseph Anthony Joyce resigned as secretary and Bob Bratadjaya was appointed as secretary and treasurer and Graham Bristow was appointed as Chief Executive Officer and president.

On June 20, 2005, we entered into an Investment Agreement (the "Agreement") with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provides that, following notice to the Investor, the company may put to the Investor up to $10,000,000 of its common stock for a purchase price equal to 95% of the lowest closing bid price of its common stock during the five day period following that notice. The number of shares that we are permitted to put pursuant to the Agreement is either: (A) 200% of the average daily volume of the common stock for the twenty trading days prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date; or (B) $100,000; provided however, that the put amount can never exceed $1,000,000 with respect to any single put. In connection with this Agreement, we agreed to register the shares issuable pursuant to the Agreement. This line of credit is not available there is an effective registration statement for the shares of common stock underlying this line of credit. This registration statement will not be filed until the Company establishes a market, if at all, for its common stock.


On November 1, 2005, we entered into an advisory agreement with Francis Street Pty Ltd., whereby Francis Street would provide certain business consulting services in exchange for 1,000,000 shares of common stock. Graham Bristow, our CEO, controls Francis Street Pty Ltd.

On November 16, 2005, we entered into a Share Purchase Agreement with Meridian Pacific Investments ("Meridian"), whereby we will purchase 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia ("ICON") (collectively, the "Shares"). In exchange for the Shares, we agreed to issue Meridian 6,000,000 shares of our restricted common stock. Meridian is considered an affiliate of the company as it owns more than 10% of the outstanding common stock and is controlled by Graham Bristow, who is also the CEO of Island Residences Club, Inc.

On November 17, 2005, we entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby we will exchange 1,600,000 shares of our common stock for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. AWI has contracted to purchase up to 51% of the outstanding common stock of Grand Sierra Resorts. In connection with this agreement, AWI also granted us the right to purchase up to 51% of the total outstanding shares of Grand Sierra Resorts. This option was subject to the execution of definitive agreements and expired on December 1, 2005. We did not issue our shares or receive the shares of Grand Sierra Resorts during the nine month period ended February 28, 2006; therefore, the transaction was not recorded during the nine month period ended February 28, 2006. On February 24, 2006, we entered into a Stock Purchase Agreement with DTLL, Inc., a publicly traded Minnesota corporation, whereby we would purchase 400,000 shares of DTLL, Inc. in exchange for 400,000 shares of Grand Sierra Resorts Corporation. DTLL shares were quoted at $2.50 per share as of March 31, 2006 and on February 24, 2006, the transaction date, $1.25. As of February 28, 2006, this transaction has not closed. On July 17, 2006, both the AWI and DTLL transactions were rescinded and the 1,600,000 shares issued to AWI were cancelled.

On February 23, 2006, the company and Rich Woods, an unaffiliated investor, entered into a Stock Purchase Agreement with RotateBlack LLC, a Michigan limited liability company ("RBL"), whereby the company and the investor would purchase 9,400,000 shares of common stock, $.01 par value (the "Shares") of DTLL, Inc., a publicly traded Minnesota corporation. The allocation of the Shares and the company's obligation related thereto was to be determined at closing. The Shares represent approximately 70% of the 13.5 million issued and outstanding common stock of DTLL. The transaction was to result in a change of control of DTLL. The purchase price for the shares to be paid at closing was $1,500,000, represented by cash in the amount of $500,000 and a Secured Note Payable in the amount of $1,000,000 due no later than April 10, 2006. On April 11, 2006, this agreement was terminated. The company did not purchase any shares pursuant to the terms of the Stock Purchase Agreement between the company, RotateBlack LLC and Richard Woods.

During the nine month period ended February 28, 2006, the Company sold 91,000 Vacation Stay Entitlements (rights) amounting $227,500 to Island Concepts. This has been recorded as income in the financial statements of Island Residences Club, Inc.

During the nine month period ended February 28, 2006, the Company incurred $159,250 of management fees to Island Concepts in respect of Vacation Stay Entitlements redeemed at the Island Villas in Bali during that time


As set forth above, Island Residences Club, Inc., Meridian Pacific Investments, Francis Street Pty Limited, and PT Island Concepts Indonesia Tbk are related parties through common ownership and an officer.

                             DESCRIPTION OF PROPERTY

We lease an office at 1769-203 Jamestown Rd., Williamsburg, Virginia 23185 for $400.00 per month. We terminated this lease effective February 2006 and are now leasing on a month to month basis. We are seeking to establish an office in Southern California.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On  July  16, 2002, we issued a total of 1,240,000 shares of our common stock to
T. Chong Weng, our former sole officer, director and shareholder for a total of $124 in services rendered to us. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering." On December 31, 2003, we issued T. Chong Weng, our former sole officer, director and shareholder 1,000,000 shares of our $.0001 par value common stock for conversion of debt to equity of $100. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On March 17, 2005, we issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 Vacation Stay Entitlements ("rights") valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero. With this acquisition, our business plan includes marketing and selling vacation stay entitlement rights in the form of vacation points. The rights are issued as stay entitlements in the Bali Island Villas in Seminyak, Bali. Membership in the Island Residences Club requires the purchase of 10,000 rights at a price of $2.50 per right. There is a minimum of 10,000 rights required to be owned for a period of more than one year that entitles the owner of the rights to 10 nights stay valued at $250 per night, based on one nights stay at the Villas in March 2005 each and every year. These Villas have been developed by and are operated by PT Island Concepts Indonesia Tbk for The Island Residences Club. PT Island Concepts Indonesia Tbk is working with us to(i) acquire, develop and operate other vacation ownership resorts, (ii) provide financing to individual purchasers of vacation rights and (iii) provide resort management and maintenance services to vacation ownership resorts.

On November 1, 2005, we entered into an advisory agreement with Francis Street Pty Ltd. whereby Francis Street would provide certain business consulting services in exchange for 1,000,000 shares of common stock. Graham Bristow, our CEO, controls Francis Street Pty Ltd.

On November 16, 2005, we entered into a Share Purchase Agreement with Meridian Pacific Investments Pty Ltd, whereby we will purchase 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia (collectively, the "Shares"). In exchange for the Shares, we agreed to issue
Meridian  6,000,000  shares  of  our  restricted  common  stock.

Island Residences Club, Inc., Meridian Pacific Investments HK Limited and PT Island Concepts, Indonesia Tbk are related parties with common ownership and officers before and after the transaction.

During the nine month period ended February 28, 2006, the Company sold 91,000 rights amounting $227,500 to clients of Island Concepts and Island Residences.

During the nine month period ended February 28, 2006, the Company paid $159,250 of management fees to Island Concepts.

Due to related party represents expenses paid by related parties on behalf of the company, which are non-interest bearing, unsecured, and due on demand. As of February 28, 2006, the balance of due to a related party was $174,518. This debt is owed to both Meridian Pacific Investments HK Ltd. and Francis Street Pty Ltd, both of which are controlled by Graham Bristow. There is no term or interest on the loans, which will be repaid from income and profits when available.


The company and its major shareholder, Meridian Pacific Investments HK Limited, have common interests in PT Island Concepts Indonesia Tbk which we do not consider to be competitive with our business. This is holdings in PT Island
Concepts Indonesia Tbk and its properties in Bali, Indonesia which are being marketed for vacation rights PT Island Concepts is developing and marketing properties in Asia. PT Island Concepts is not developing and marketing properties in the US or Mexico. The Company plans to develop and market properties in the US or Mexico. The parties are not conflicted as they operate in different regions of the world and intend to work together in Bali as set forth above.

Mr. Bristow, as an executive of the company and an executive of the major shareholder, Meridian, reserves the right to do what is reasonably necessary within these constraints to carry out his duties and responsibilities pursuant to the terms thereof. We do not believe that such activities will detract materially from Mr. Bristow's services to us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public market for our securities. There were 530 record holders of our common stock as of July 27, 2006. We voluntarily agreed to file a registration statement covering all 14,737,000 outstanding shares of common stock. We will bear all expenses incurred in connection with this registration statement.

We have not paid dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

                             EXECUTIVE COMPENSATION

We commenced limited business operations in March 2005. Accordingly, we did not pay any cash compensation to our executive officers for the year ended May 31, 2005. We do not expect to pay our executive officers or any other highly compensated executive officers cash compensation on an annualized basis to exceed $100,000 (salary and bonus).

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

EMPLOYMENT  AGREEMENTS

On July 1, 2005, we appointed James Rowbotham as Chief Operating Officer and Vice President of Operations for the company for a period of one-year. In connection with this appointment, Mr. Rowbotham will receive 1,000 shares of common stock of the company per month, or an annual total of 12,000 shares. Mr. Rowbotham resigned from the company on June 3, 2006.

On July 6, 2005, we entered into an employment agreement with Graham James Bristow whereby Mr. Bristow would serve as our President and CEO for a period of one year, which is renewable thereafter upon agreement by the parties. We agreed to compensate Mr. Bristow with 5,000 shares of common stock per month, equaling 60,000 shares of common stock issuable annually. As of July 27, 2006, no shares have been issued under this agreement. On March 17, 2006, this contract expired. Mr. Bristow will continue to serve as an officer of the company. On November 5, 2005, we entered into agreement with Francis Street Pty Ltd., an entity he controls, for management consulting services in exchange for 1,000,000 shares of common stock until December 31, 2008.

On June 7, 2006, we appointed Julian James Bristow as the Company's Chief Operating Officer and Vice President Operations and Bettina Pfeiffer as the Company's Vice President of Sales & Marketing for the Company for a period of one-year beginning July 1, 2006. Effective July 1, 2006, we entered into employment agreements with both of these individuals for a term of one year. Both agreements provide for compensation of $2,000 per month during the employment term.

As of July 27, 2006, our other executive officers agreed to work without compensation until our cash position improves.

DIRECTOR  COMPENSATION

We  intend  to  pay  directors who are not officers of the company ("Independent
Directors") a fee of $1,000 per meeting of the Board of Directors and any committee thereof (including telephonic meetings) for their services as directors. In addition, we intend to grant options to purchase 15,000 shares of common stock at market price at the time of the grant to each such Independent Director to vest in equal portions over a term of three years. Each Independent Director who is still a member of the Board of Directors at the end of the three year vesting period of the initial grant of options will receive a grant of additional options to purchase 15,000 shares of common stock at the fair market value of the common stock on the date of the grant, with such options to vest over an additional three year period. In addition to such option grants, the Independent Directors will be reimbursed for expenses of attending each meeting of the Board of Directors. Officers of the company who are directors will not be paid any director fees but will be reimbursed for expenses of attending meetings of the Board of Directors.

                             ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's Public Reference room at 100 F. Street, North East, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

                          ISLAND RESIDENCES CLUB, INC.
                             1769-203 Jamestown Road
                             Williamsburg, VA 23185
                                 (757) 927-6848

                       FINANCIAL  STATEMENTS.

                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                                  BALANCE SHEET
                                FEBRUARY 28, 2006
                                   (UNAUDITED)

                                     ASSETS
CURRENT  ASSETS:
      Cash  and  cash  equivalents                                              $       581
      Account  receivable  -  related  party                                         92,500
      Marketable  securities                                                      2,626,275
                                                                                ------------
                Total  assets                                                   $ 2,719,356
                                                                                ============

                       LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT  LIABILITIES:
       Account  payable                                                         $   123,844
       Due  to  related  party                                                      174,518
                                                                                ------------
                Total  liabilities                                                  298,362
                                                                                ------------
 STOCKHOLDERS'  EQUITY:
      Preferred  stock,  $.0001  par  value,  20,000,000  shares  authorized;
         no  shares  issued  and  outstanding                                             -
      Common  stock,  $.0001  par  value,  100,000,000  shares  authorized;
        14,912,000 shares issued and outstanding                                      1,491
      Additional  paid-in  capital                                                  267,828
      Shares  to  be  issued                                                          9,300
      Accumulated  comprehensive  gain                                            2,383,775
      Prepaid  consulting                                                           (17,409)
      Accumulated  deficit                                                         (223,991)
                                                                                ------------
                Total  stockholders'  equity                                      2,420,994
                                                                                ------------
                Total  liabilities  and  stockholders'  equity                  $ 2,719,356
                                                                                ============

The accompanying notes form an integral part of these unaudited financial statements

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                            STATEMENTS OF OPERATIONS
  FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED FEBRUARY 28, 2006 AND 2005
                                  (UNAUDITED)


                                                                              FOR THE THREE MONTH PERIODS FOR THE NINE MONTH PERIODS
                                                                                  ENDED FEBRUARY 28,          ENDED FEBRUARY 28,
                                                                                  2006          2005          2006          2005
                                                                              ------------  ------------  ------------  ------------
NET REVENUE-related party                                                     $    92,500   $         -   $   227,500   $         -
COST OF REVENUE                                                                    64,750             -       159,250             -
                                                                              ------------  ------------  ------------  ------------
GROSS PROFIT                                                                       27,750             -        68,250             -

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                                                         82,798        12,275       270,769       12,275
                                                                              ------------  ------------  ------------  ------------
NET LOSS                                                                          (55,048)      (12,275)     (202,519)      (12,275)

COMPREHENSIVE GAIN
   Unrealized gain on marketable securities                                     1,171,275             -     2,383,775             -

COMPREHENSIVE INCOME / (LOSS)                                                 $ 1,116,227   $   (12,275)  $ 2,181,256   $   (12,275)
                                                                              ============  ============  ============  ============
LOSS PER SHARE - BASIC AND DILUTED                                            $     (0.01)  $     (0.01)  $     (0.03)  $     (0.01)
                                                                              ============  ============  ============  ============
WEIGHTED AVERAGE NUMBER OF SHARES -
  BASIC AND DILUTED                                                             7,798,756     2,240,000     6,768,527     2,240,000
                                                                              ============  ============  ============  ============

*Basic  and  diluted  weight  average  number  of  shares  are  the  same since the Company has no dilutive securities

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                            STATEMENTS OF CASH FLOWS
          FOR THE NINE MONTH PERIODS ENDED FEBRUARY 28, 2006 AND 2005
                                  (Unaudited)
                                                                                  2006          2005
                                                                              ------------  ------------
Cash flows from operating activities:
     Net loss                                                                    (202,519)      (12,275)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
          Issuance of common stock
             in exchange for services                                               6,595             -
          Shares to be issued for service                                           9,300             -
          Amortization of prepaid consulting                                        2,591             -
     Decrease in current assets:
          Account receivable - related party                                      (92,500)            -
     Increase in current liabilities:
          Account payable                                                         123,844             -
          Due to related party                                                    153,270        12,275
                                                                              ------------  ------------
               Total adjustments                                                  203,100             -
                                                                              ------------  ------------
               Net cash used in operating activities                                    -             -
                                                                              ------------  ------------
Net increase in cash and cash equivalents                                             581             -

Cash and cash equivalents, beginning                                                    -             -
                                                                              ------------  ------------
Cash and cash equivalents, ending                                             $       581   $         -
                                                                              ============  ============
Supplemental disclosure of cash flow information:
     Interest paid                                                            $         -   $         -
                                                                              ============  ============
     Income taxes paid                                                        $         -   $         -
                                                                              ============  ============


                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE  1  -  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A.  Organization  and  Business  Operations

Island Residences Club, Inc., formerly Island Investments, Inc., formerly Hengest Investments, Inc. ("the Company") was incorporated in the State of Delaware on July 16, 2002 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.

On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31.

During the three month period ended November 30, 2005, the Company began to earn revenue, therefore is no longer a development stage company.

B.  Basis  of  Presentation

The accompanying unaudited financial statements have been prepared by the Company in accordance with generally accepted accounting principles in the United States and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures in these financial statements are adequate and not misleading.

In the opinion of management, the unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Operating results for the nine month period ended February 28, 2006 are not necessarily indicative of results for any future period.

C.  Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

D.  Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E.  Income  Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the nine month period ended February 28, 2006.

F.  Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At February 28, 2006 there were no dilutive convertible shares, stock options or warrants.

G. Revenue recognition

The Company recognizes revenues under the full accrual method of accounting when a formal arrangement exists, title is transferred, no other significant obligations of the Company exist and the Company deems the receivables to be collectible. The revenue is recognized net of returns and discounts.

H. Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

I.  Recent  Pronouncements

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3. Permits an entity to choose 'Amortization method' or 'Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

NOTE  2  -  MARKETABLE  SECURITIES

The Company's marketable securities are classified as available-for-sale and, as such, are carried at fair value. All of the securities are comprised of shares of common stock of Island Concepts Indonesia (ICON), a Company related through common ownership. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes.

The investment in marketable securities represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, and is traded on the Surabaya Stock Exchange in Indonesia through brokers. As such, each investment is accounted for in accordance with the provisions of SFAS No. 115.

Unrealized holding gains and losses for marketable securities are excluded from earnings and reported as a separate component of stockholder's equity. Realized gains and losses for securities classified as available-for-sale are reported in earnings based upon the adjusted cost of the specific security sold. On February 28, 2006, the investments have been recorded at $2,626,275 based upon the fair value of the marketable securities.

Following is a summary of marketable equity securities classified as available for sale as of February 28, 2006:

Investee  Name     Cost  at           Market  Value  at         Accumulated                  Number  of
                                                                                               Shares
(Symbol)     February  28,  2006     February  28, 2006     Unrealized Gain/Loss   Held  at  February  28,  2006

Island Concepts
Indonesia (ICON)    $242,500              $2,626,275             $2,383,775                   24,250,000


NOTE  3  -  STOCKHOLDERS'  EQUITY

A.  Preferred  Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations voting and other rights and preference as may be determined from time to time by the Board of Directors.

As  of  February  28,  2006,  no  preferred  stock  has  been  issued.

B.  Common  stock

During the nine month period ended February 28, 2006, the Company issued 422,000 shares of common stock for services valued at $6,595, which is the fair value of the shares.

During the nine month period ended February 28, 2006, the Company issued 2,000,000 shares of common stock in exchange for prepaid consulting service amounting $20,000, which is the fair value of the shares.

During the nine month period ended February 28, 2006, the Company issued 6,000,000 shares of common stock in exchange for marketable securities amounting $202,500. Since the marketable securities were acquired from a related party, the marketable securities were recorded at the related party's cost to acquire the marketable securities.

During the nine month period ended February 28, 2006, the Company issued 250,000 shares of common stock to a consultant by mistake. These shares were canceled in April 2006.

C.  Shares  to  be  issued

During the three month period ended November 30, 2005, the Company recorded $24,095 as shares to be issued for consulting service provided and for consulting service to be provided in the future. The shares were value at fair value of the shares. During the three month ended February 28, 2006, these shares were issued.

During the three month period ended November 30, 2005, the Company recorded $202,500 in shares to be issued for marketable securities. Since the marketable securities were acquired from a related party, the marketable securities were recorded at the related party's cost to acquire the marketable securities. During the three month ended February 28, 2006, these shares were issued.

During the three month period ended February 28, 2006, the Company recorded shares to be issued for consulting service amounting $9,300, which is the fair value of the shares.

D.  Prepaid  consulting:

During the nine month period ended February 28, 2006, the Company recorded $20,000 prepaid consulting for common stock issued for consulting service, which is the fair value of the shares. During the nine month period ended February 28, 2006, the Company amortized $2,591 as an operating expense. The balance of prepaid service at February 28, 2006 is $17,409.

F.  Warrants  and  Options

The Company did not issue any warrants or options to buy shares of common stock or preferred stock during the nine month periods ended February 28, 2006 and 2005.

NOTE  4  -  SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

During the nine month period ended February 28, 2006, the Company issued 2,000,000 shares in exchange for prepaid consulting service amounting $20,000, which is the fair value of the shares.

During the nine month period ended February 28, 2006, the Company issued 6,000,000 shares in exchange for marketable securities amounting $202,500. Since the marketable securities were acquired from a related party, the marketable securities were recorded at the related party's cost to acquire the marketable securities.

NOTE  5  -  RELATED  PARTY  TRANSACTIONS

Due to related party represents expenses paid by related parties on behalf of the Company, which are non-interest bearing, unsecured, and due on demand. As of February 28, 2006, the balance due to the related party amounted to $174,518.

During the nine month period ended February 28, 2006, the Company sold 91,000 rights amounting $227,500 to Island Concepts. As of February 28, 2006, the balance of account receivable from Island Concepts is $92,500.

During the nine month period ended February 28, 2006, the Company incurred $159,250 of management fees to Island Concepts.

On November 16, 2005, the Company entered into a Share Purchase Agreement with Meridian Pacific Investments ("Meridian"), whereby the Company purchased 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia ("ICON") (collectively, the "Shares"). In exchange for the Shares, the Company issued Meridian 6,000,000 shares of its restricted common stock.

On November 1, 2005, the Company entered into an advisory agreement with Francis Street Pty Ltd., whereby Francis Street would provide certain business consulting services for the period from November 1, 2005 to December 31, 2008 in exchange for 1,000,000 shares of common stock valued at $10,000, which is the fair value of the shares. The prepaid consulting is amortized over the service period.

Island Residences Club, Inc ("IRCI"), Meridian Pacific Investments ("Meridian"), Francis Street Pty Limited, and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties through common ownership and officers.

Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Francis Street is an Australian company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in all of the companies. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 80% of Island Concepts, 100% of Francis Street, and 70% of IRCI.

NOTE  6  -  GOING  CONCERN  CONSIDERATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. The Company incurred a loss of $202,519 and $12,275 during the nine month periods ended February 28, 2006 and 2005, respectively. The Company has an accumulated deficit of $223,991 as of February 28, 2006. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has made plans to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The management's plans include the sale of membership in The Island Residences Club, a vacation rights club initially based in Bali and the possible acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern. However, there can be no assurance that management will be successful in this endeavor.

NOTE  7  -  SHARE  EXCHANGE  AGREEMENTS

On November 17, 2005, the company entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby the company will exchange 1,600,000 shares of its common stock for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. AWI has contracted to purchase up to 51% of the outstanding common stock of Grand Sierra Resorts. In connection with this agreement, AWI also granted the company the right to purchase up to 51% of the total outstanding shares of Grand Sierra Resorts. This option was subject to the execution of definitive agreements and expired on December 1, 2005. The Company did not issued its shares nor received the shares of Grand Sierra Resorts during the nine month period ended February 28, 2006; therefore the transaction was not recorded during the nine month period ended February 28, 2006. On February 24, 2006, the Company entered into a Stock Purchase Agreement with DTLL, Inc., a publicly traded Minnesota corporation, whereby the Company would purchase 400,000 shares of DTLL, Inc. in exchange for 400,000 shares of Grand Sierra Resorts Corporation. DTLL shares are quoted at $1.25 per share as of February 24, 2006, the transaction date. As of February 28, 2006, this transaction has not closed.

On February 23, 2006, the Company and Rich Woods, an unaffiliated investor, entered into a Stock Purchase Agreement with RotateBlack LLC, a Michigan limited liability company ("RBL"), whereby the Company and the investor would purchase 9,400,000 shares of common stock, $.01 par value (the "Shares") of DTLL, Inc., a publicly traded Minnesota corporation ("DTLL"). The allocation of the Shares and the Company's obligation related thereto was to be determined at closing. The Shares represent approximately 70% of the 13.5 million issued and outstanding common stock of DTLL. The transaction was to result in a change of control of DTLL. The purchase price for the shares to be paid at closing was $1,500,000, represented by cash in the amount of $500,000 and a Secured Note Payable in the amount of $1,000,000 due no later than April 10, 2006. On April 11, 2006 the agreement was terminated. The company did not purchase any shares pursuant to the terms of the Stock Purchase Agreement between the Company, RotateBlack LLC and Richard Woods.

NOTE  8  -  SUBSEQUENT  EVENTS

On March 30, 2006, the Company issued 75,000 shares to its legal counsel as a retainer for legal service.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO  THE  STOCKHOLDERS  AND  BOARD  OF  DIRECTORS  ISLAND  RESIDENCES  CLUB, INC.

We have audited the accompanying balance sheet of Island Residences Club, Inc., a development stage company (the "Company") as of May 31, 2005 and the related statements of operations, stockholders' deficit and cash flows for the five months ended May 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Island Residences Club, Inc. as of May 31, 2005 and the results of its operations and its cash flows for the five months ended May 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $21,472 including net losses of $8,973 and $0 for the five months ended May 31, 2005 and 2004, respectively. These factors as discussed in Note 5 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS
Los  Angeles,  California
January  16,  2006

                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  MAY 31, 2005
                                     ASSETS
Current  assets:
    Cash  &  cash  equivalents                              $          -
    Marketable  securities                                        40,000
                                                            -------------
           Total  assets                                    $     40,000
                                                            =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current  liabilities:
    Due  to  related  party                                 $     21,248
                                                            -------------

           Total  liabilities                                     21,248
                                                            -------------

Stockholders'  equity:
    Preferred  stock,  $.0001  par  value,  20,000,000
    shares authorized; no  shares issued and outstanding                -
    Common  stock,  $.0001  par  value,  100,000,000
    shares  authorized; 6,240,000  shares  issued
    and  outstanding                                                 624
    Additional  paid-in  capital                                  39,600
    Deficit  accumulated  during  the  development  stage        (21,472)
                                                            -------------

      Total  stockholders'  equity                                18,752
                                                            -------------

      Total  liabilities  and  stockholders'  equity        $     40,000
                                                            =============

                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
           FOR THE FIVE MONTH PERIODS ENDED MAY 31, 2005 AND 2004 AND
          FOR THE PERIOD FROM JULY 16, 2002 (INCEPTION) TO MAY 31, 2005
                                                                        For the period from
                                                                           July 16, 2002
                                                                          (inception) to
                                             May 31, 2005   May 31, 2004   May 31, 2005
                                             -------------  -------------  -------------

Net revenue                                  $          -   $          -   $          -

Cost  of  revenue                                       -              -              -
                                             -------------  -------------  -------------
Gross  profit                                           -              -              -

Selling,  general  and  administrative
  expenses                                          8,973              -         21,472
                                             -------------  -------------  -------------
Loss  from  operations  before  other  expense
  and  provision  for  income  taxes               (8,973)             -        (21,472)

Other  expense
     Interest  expense                                  -              -              -
                                             -------------  -------------  -------------

Loss  before  provision  for  income  taxes        (8,973)             -        (21,472)

Provision  for  income  taxes                           -              -              -
                                             -------------  -------------  -------------

Net  loss                                    $     (8,973)  $          -   $    (21,472)


Loss  per  share  -  basic and diluted       $      (0.00)  $          -   $      (0.01)
                                             =============  =============  =============
Weighted  average  number  of  shares
  basic  and  diluted                           3,526,188      2,240,000      3,526,188
                                             =============  =============  =============

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND
         FOR THE PERIOD FROM JULY 16, 2002 (INCEPTION) TO MAY 31, 2005
                                                                                             Deficit
                                                                                           accumulated
                                                                            Additional     during the        Total
                                                      Common stock            paid-in      development   stockholder's
                                             ----------------------------
                                                 Shares         Amount        capital         stage     equity (deficit)
                                             -------------  -------------  -------------  -------------  -------------
Balance at July 16, 2002                                -   $          -   $          -   $          -   $          -
      (inception)

Issuance of shares for services
   at $0.0001 per share - July 16, 2002         1,240,000            124              -              -            124

Net loss                                                -              -              -           (124)          (124)
                                             -------------  -------------  -------------  -------------  -------------
Balance at December 31, 2002                    1,240,000            124              -           (124)             -

Issuance of shares to convert
   debt to equity
   at $.0001 per share - Dec 31, 2003           1,000,000            100              -              -            100

Net loss                                                -              -              -           (100)          (100)
                                             -------------  -------------  -------------  -------------  -------------
Balance at December 31, 2003                    2,240,000            224              -           (224)             -

Net loss                                                -              -              -        (12,275)       (12,275)
                                             -------------  -------------  -------------  -------------  -------------

Balance at December 31, 2004                    2,240,000            224              -        (12,499)       (12,275)

Issuance of shares for
   vacation interest rights & marketable
   securities at .0001 per shares -
                                                4,000,000            400         39,600              -         40,000

Net loss                                                -              -              -         (8,973)        (8,973)
                                             -------------  -------------  -------------  -------------  -------------

Balance at May 31, 2005                         6,240,000   $        624   $     39,600   $    (21,472)  $     18,752
                                             =============  =============  =============  =============  =============

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
           FOR THE FIVE MONTH PERIODS ENDED MAY 31, 2005 AND 2004 AND
         FOR THE PERIOD FROM JULY 16, 2002 (INCEPTION) TO MAY 31, 2005
                                                                          For the period
                                                                        from July 16, 2002
                                                                          (inception) to
                                             May 31, 2005   May 31, 2004   May 31, 2005
                                             -------------  -------------  -------------
Cash flows from operating activities:
Net loss                                           (8,973)             -        (21,472)
Adjustments to reconcile net loss to net
  cash used in operating activities:
Issuance of common stock
   in exchange for services                             -              -            124
Issuance of common stock
  to convert debt to equity                             -              -            100
Increase in liabilities:
  Due to related party                              8,973              -         21,248
                                             -------------  -------------  -------------
    Total adjustments                               8,973              -         21,472
                                             -------------  -------------  -------------
    Net cash used in operating activities               -              -              -
                                             -------------  -------------  -------------

Net increase in cash and cash equivalents               -              -              -

Cash and cash equivalents, beginning                    -              -              -
                                             -------------  -------------  -------------
Cash and cash equivalents, ending            $          -   $          -   $          -
                                             =============  =============  =============

Supplemental disclosure of cash flow
  information:
  Interest paid                              $          -   $          -   $          -
                                             =============  =============  =============
  Income taxes paid                          $          -   $          -   $          -
                                             =============  =============  =============

On March 17, 2005 the company issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. The company recorded no value for the rights since they are acquired from a related party whose basis was zero.

NOTE  1  -  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A.  Organization  and  Business  Operations

Island Residences Club, Inc, formerly Island Investments, Inc., formerly Hengest Investments, Inc (a development stage company)("the Company") was incorporated in the State of Delaware on July 16, 2002 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. On March 17, 2005, the Company began business operations, and all activity prior to that date relates to the Company's formation and proposed fund raising. For the period March 17, 2005 until May 31, 2005 the company commenced the marketing of 4,000,000 vacation rights that it had purchased from Island Concepts. In also began to engage the necessary legal, accounting, marketing and business consultants to operationalize the business. There was limited operations due to the completion of the Bali Island Villas being delayed until July 2005. On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31, commencing May 31, 2005.

The principal business of the Company includes the development, management and operations of luxury resorts and residences and marketing and selling of vacation stay entitlement ("rights") in the form of vacation points. The rights are issued as stay entitlements in the Island Residences Club, Inc. affiliate's recently completed Bali Island Villas in Seminyak, Bali.

B.  Cash  and  Cash  Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

C.  Use  of  Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.  Income  Taxes
The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended May 31, 2005.

E.  Basic  and  diluted  net  loss  per  share
Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At May 31, 2005 there were no dilutive convertible shares, stock options or warrants.

F.  Recent  Pronouncements
In  December  2004,  the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 123 (Revised), Share-Based Payment. This standard revises SFAS No. 123, APB Opinion No. 25 and related accounting interpretations, and eliminates the use of the intrinsic value method for employee stock-based compensation. SFAS No. 123 requires compensation costs related to share based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. Currently, the Company uses the intrinsic value method of APB Opinion No. 25 to value share-based options granted to employees and board members. This standard requires the expensing of all share-based compensation, including options, using the fair value based method. The effective date of this standard for the Company will be January 1, 2006. Management is currently assessing the impact that this new standard will have on the Company's financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

NOTE  2  -  STOCKHOLDERS'  EQUITY

A.  Preferred  Stock
The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations voting and other rights and preference as may be determined from time to time by the Board of Directors.
As  of  May  31,  2005,  no  preferred  stock  has  been  issued.

B.  Common  Stock
The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value.

On July 17, 2002 the Company issued 1,240,000 shares of its $.0001 par value common stock to the founder of the Company for services of $124. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On December 31, 2003 the Company issued an officer of the Company 1,000,000 shares of its $.0001 par value common stock for conversion of debt to equity of $100. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration
"transactions  by  an  issuer  not  involving  any  public  offering."

On March 17, 2005 the company issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. The company recorded no value for the rights since they are acquired from a related party whose basis was zero.

Island Residences Club, Inc ("IRCI"), Meridian Pacific Investments ("Meridian") and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties with common ownership and officers before and after the transaction. Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in all three companies. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 75% of Island Concepts and 78% of IRCI.

C.  Warrant  and  Options
There are no warrants or options outstanding to issue any additional shares of common stock or preferred stock of the Company.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

The Company neither owns nor leases any real or personal property. Office services are provided without charge by the officers and directors of the Company. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Due to related party represents expenses paid by related parties on behalf of the Company, which are non-interest bearing, unsecured, and due on demand. As of May 31, 2005, the balance of due to related party amount to $21,248.

NOTE  4  -  CONCENTRATIONS

The company has the majority of its operations located in Indonesia. The company relies on its Indonesian operations to provide the services for the sale of the vacation rights. These operations are subject to the ongoing sales and marketing programs, the availability of staff, and the maintenance of the facilities located in Bali, Indonesia.

NOTE  5  -  GOING  CONCERN  CONSIDERATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates the continuation of the Company as a going concern. However, the Company is in the development stage, and has no current sources of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

The management's plans include the sale of vacation rights to stay entitlements at Island Villas Bali that are owned by an affiliate of the Company, Island Concepts Indonesia, for the Company to continue as a going concern. The company has 4,000,000 vacation rights in inventory for sale. It has sold 54,000 rights amounting $135,000 subsequent to the year end, to a related party (unaudited) and continues to market the rights for sale. However, there can be no assurance that management will be successful in this endeavor.

NOTE  6  -  SUBSEQUENT  EVENTS

On June 20, 2005, the Company entered into an Investment Agreement (the "Agreement") with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provides that, following notice to the Investor, the Company may put to the Investor up to $10,000,000 of its common stock for a purchase price equal to 95% of the lowest closing bid price of its common stock during the five day period following that notice. The number of shares that the Company are permitted to put pursuant to the Agreement is either: (A) 200% of the average daily volume of the common stock for the twenty trading days prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date; or (B) $100,000; provided however, that the put amount can never exceed $1,000,000 with respect to any single put.

In connection with this agreement, the Company agreed to register the shares issuable pursuant to the agreement.

On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31, commencing May 31, 2005.

Effective July 1, 2005, Island Residences Club, Inc. appointed James Rowbotham as Chief Operating Officer and Vice President of Operations for the company for a period of one-year. In connection with this appointment, Mr. Rowbotham will receive 1,000 shares of common stock of the company per month, or an annual total of 12,000 shares.

On November 16, 2005, the company entered into a Share Purchase Agreement with Meridian Pacific Investments ("Meridian"), whereby the company will purchase
20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia ("ICON") (collectively, the "Shares"). In exchange for the Shares, the company agreed to issue Meridian 6,000,000 shares of its restricted common stock. Meridian is considered an affiliate of the company as it owns more than 10% of the outstanding common stock and is controlled by Graham Bristow, who is also the CEO of Island Residences Club.

On November 17, 2005, the company entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby the company will exchange 1,600,000 shares of its common stock for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. AWI has contracted to purchase up to 51% of the outstanding common stock of Grand Sierra Resorts. In connection with this agreement, AWI also granted the company the right to purchase up to 51% of the total outstanding shares of Grand Sierra Resorts. This option was subject to the execution of material definitive agreement(s) and expired on December 1, 2005.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To  the  Stockholders  and  Board  of  Directors Island  Residences  Club,  Inc.

We have audited the accompanying balance sheet of Island Residences Club, Inc., a development stage company (the "Company") as of December 31, 2004 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Island Residences Club, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $12,499 including net losses of $12,275 and $100 for the years ended December 31, 2004 and 2003, respectively. These factors as discussed in Note 5 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 7, the financial statements for the year ended December 31, 2004 have been restated.

/s/KABANI     &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

Los  Angeles,  California
January  6,  2006


ISLAND RESIDENCES CLUB, INC.
                                                                  (FORMERLY ISLAND INVESTMENTS, INC.)
                                                                     (A DEVELOPMENT STAGE COMPANY)
                                                                             BALANCE SHEETS
                                                                           DECEMBER 31, 2004
ASSETS
                                                                               (Restated)
Current assets:
Cash and cash equivalents                                                    $          -
Total assets                                                                 $          -
                                                                             =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Due to related party                                                         $     12,275
                                                                             -------------

Stockholders' deficit:
Preferred stock, $.0001 par value, 20,000,000 shares
authorized; no shares issued and outstanding                                            -
Common stock, $.0001 par value, 100,000,000 shares
authorized; 2,240,000 shares issued and outstanding                                   224
Deficit accumulated during the development stage                                  (12,499)

Total stockholders' deficit                                                       (12,275)

Total liabilities and stockholders' deficit                                  $          -
                                                                             =============

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
         FOR THE PERIOD FROM JULY 16, 2002(INCEPTION) TO DECEMBER 31, 2004
                                   (Restated)
                                                                         For the period from
                                                                            July 16, 2002
                                                                           (inception) to
                                                  2004          2003      December 31, 2004
                                             -------------  -------------  -------------
                                               (Restated)                   (Restated)

Net revenue                                  $          -   $          -             $-

Cost of revenue                                         -              -              -

Gross profit                                            -              -              -

Selling, general and administrative
expenses                                           12,275            100         12,499

Loss before provision for income taxes            (12,275)          (100)       (12,499)
                                             -------------  -------------  -------------
Provision for income taxes                              -              -              -

Net loss                                     $    (12,275)  $       (100)  $    (12,499)
                                             =============  =============  =============
Loss per share - basic and diluted           $      (0.01)  $      (0.00)  $      (0.01)
                                             =============  =============  =============
Weighted average number of shares -
basic and diluted                               2,240,000      2,240,000      2,240,000
                                             =============  =============  =============

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND
FOR THE PERIOD FROM JULY 16, 2002(INCEPTION) TO DECEMBER 31, 2004
                                   (Restated)
                                                                                             Deficit
                                                                                           accumulated
                                                                             Additional     during the      Total
                                                      Common stock             paid-in     development   stockholder's
                                             ----------------------------
                                                 Shares         Amount         capital        stage     equity (deficit)
                                             -------------  -------------  -------------  -------------  -------------
Balance at July 16, 2002                                -   $          -   $          -   $          -   $          -
(inception)

Issuance of shares for services
at $0.0001 per share - July 16, 2002            1,240,000            124              -              -            124

Net loss                                                -              -              -           (124)          (124)
                                             -------------  -------------  -------------  -------------  -------------
Balance at December 31, 2002                    1,240,000            124              -           (124)             -

Issuance of shares to convert
debt to equity
at $.0001 per share - Dec 31, 2003              1,000,000            100              -              -            100

Net loss                                                -              -              -           (100)          (100)
                                             -------------  -------------  -------------  -------------  -------------

Balance at December 31, 2003                    2,240,000            224              -           (224)             -
Net loss                                                -              -              -        (12,275)       (12,275)
                                             -------------  -------------  -------------  -------------  -------------
Balance at December 31, 2004                    2,240,000   $        224   $          -   $    (12,499)  $    (12,275)

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
FOR THE PERIOD FROM JULY 16, 2002(INCEPTION) TO DECEMBER 31, 2004

                                   (Restated)
                                                                          For the period
                                                                         from July 16, 2002
                                                                           (inception) to
                                                  2004           2003     December 31, 2004
                                             -------------  -------------  -------------
                                               (Restated)                    (Restated)
Cash flows from operating activities:
Net loss                                          (12,275)          (100)       (12,499)
Adjustments to reconcile net loss to net
cash used in operating activities:
Issuance of common stock
in exchange for services                                -              -            124
Issuance of common stock
to convert debt to equity                               -            100            100
                                             -------------  -------------  -------------
Increase in liabilities:
Due to related party                               12,275              -         12,275
                                             -------------  -------------  -------------
Total adjustments                                  12,275            100         12,499
                                             -------------  -------------  -------------
Net cash used in operating activities                   -              -              -

Net increase in cash and cash equivalents               -              -              -

Cash and cash equivalents, beginning                    -              -              -

Cash and cash equivalents, ending            $          -   $          -   $          -
                                             =============  =============  =============
Supplemental disclosure of cash flow information:
Interest paid                                $          -   $          -   $          -
                                             =============  =============  =============
Income taxes paid                            $          -   $          -   $          -
                                             =============  =============  =============

                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE  1  -  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A.  Organization  and  Business  Operations

Island Residences Club, Inc, formerly Island Investments, Inc., formerly Hengest Investments, Inc (a development stage company)("the Company") was incorporated in the State of Delaware on July 16, 2002 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.

On March 17, 2005, the Company began business operations, and all activity prior to that date relates to the Company's formation and proposed fund raising.

On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31, commencing May 31, 2005.

B.  Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

C.  Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.  Income  Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2004.

E.  Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At December 31, 2004 there were no dilutive convertible shares, stock options or warrants.

F.  Recent  Pronouncements

In  December  2004,  the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 123 (Revised), Share-Based Payment. This standard revises SFAS No. 123, APB Opinion No. 25 and related accounting interpretations, and eliminates the use of the intrinsic value method for employee stock-based compensation. SFAS No. 123 requires compensation costs related to share based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. Currently, the Company uses the intrinsic value method of APB Opinion No. 25 to value share-based options granted to employees and board members. This standard requires the expensing of all share-based compensation, including options, using the fair value based method. The effective date of this standard for the Company will be January 1, 2006. Management is currently assessing the impact that this new standard will have on the Company's financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

NOTE  2  -  STOCKHOLDERS'  EQUITY

A.  Preferred  Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations voting and other rights and preference as may be determined from time to time by the Board of Directors.

As  of  December  31,  2004,  no  preferred  stock  has  been  issued.

B.  Common  Stock

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value.

On July 17, 2002 the Company issued 1,240,000 shares of its $.0001 par value common stock to the founder of the Company for services of $124. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On December 31, 2003 the Company issued an officer of the Company 1,000,000 shares of its $.0001 par value common stock for conversion of debt to equity of $100. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration
"transactions  by  an  issuer  not  involving  any  public  offering."

C.  Warrant  and  Options

There are no warrants or options outstanding to issue any additional shares of common stock or preferred stock of the Company.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

The Company neither owns nor leases any real or personal property. Office services are provided without charge by the officers and directors of the Company. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Due to related party represents expenses paid by related parties on behalf of the Company, which are non-interest bearing, unsecured, and due on demand. As of December 31, 2004, the balance of due to related party amount to $12,275.

NOTE  4  -  CONCENTRATIONS

The company has the majority of its operations located in Indonesia. The company relies on its Indonesian operations to provide the services for the sale of the vacation rights. These operations are subject to the ongoing sales and marketing programs, the availability of staff, and the maintenance of the facilities located in Bali, Indonesia.

NOTE  5  -  GOING  CONCERN  CONSIDERATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates the continuation of the Company as a going concern. However, the Company is in the development stage, and has no current sources of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

The management's plans include the acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern. However, there can be no assurance that management will be successful in this endeavor.

NOTE  6  -  RESTATEMENT

The company did not include audited financial statements in its Form 10-KSB for the year ended December 31, 2004 in reliance upon classification of the Company as an "inactive entity" under Rule 3-11 of Regulation S-X. Since the Company issued common stock during this period, this classification is inapplicable. In addition, the Company failed to record expense paid by related party in the amount of $12,275.

The Company has restated its financial statement for the years ended December 31, 2004 and 2003 to reflect those changes.

The  effect  of  the  correction  of  the  error  is  as  follows:


                      BALANCE SHEET
                                          AS
                                      PREVIOUSLY       AS
                                       REPORTED     RESTATED
                                      -----------  ----------

                             As of December 31, 2004
                             --------------------------

Liabilities:
Due to related party                  $        -   $  12,275

Stockholder's deficit:
Accumulated deficit                   $     (224)  $ (12,499)
Total stockholder's deficit           $        -   $ (12,275)

                             STATEMENT OF OPERATIONS:

                             For the year ended
                             December 31, 2004
                             -------------------

General and administrative            $        -   $  12,275

Loss before income tax                $        -   $ (12,275)
Net loss                              $        -   $ (12,275)
Net loss per share:
Basic and diluted                     $        -   $   (0.01)

NOTE  7  -  SUBSEQUENT  EVENTS

On March 17, 2005 the company issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. The company has recorded no value for the rights since they are acquired from a related party whose basis was zero.

Island Residences Club, Inc ("IRCI"), Meridian Pacific Investments ("Meridian") and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties with common ownership and officers before and after the transaction.

Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in all three companies. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 80% of Island Concepts and 70% of IRCI.

On June 20, 2005, the Company entered into an Investment Agreement (the "Agreement") with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provides that, following notice to the Investor, the Company may put to the Investor up to $10,000,000 of its common stock for a purchase price equal to 95% of the lowest closing bid price of its common stock during the five day period following that notice. The number of shares that the Company is permitted to put pursuant to the Agreement is either: (A) 200% of the average daily volume of the common stock for the twenty trading days prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date; or (B) $100,000; provided however, that the put amount can never exceed $1,000,000 with respect to any single put.

In connection with this Agreement, the Company agreed to register the shares issuable pursuant to the Agreement.

On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31, commencing May 31, 2005.

Effective July 1, 2005, Island Residences Club, Inc. appointed James Rowbotham as Chief Operating Officer and Vice President of Operations for the company for a period of one-year. In connection with this appointment, Mr. Rowbotham will receive 1,000 shares of common stock of the company per month, or an annual total of 12,000 shares.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

There were no changes in or disagreements with accountants on accounting and financial disclosure for the period covered by this report.

                PART II- INFORMATION NOT REQUIRED IN A PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

Under Delaware law, a corporation may indemnify its officers, directors, employees, and agents, including indemnification of these persons against liability under the Securities Act of 1933.

In addition, Section 102(b)(7) of the Delaware General Corporation Law and Island Residences' Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- For any breach of the director's duty of loyalty to the corporation or its stockholders;

- For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

-    For paying  a  dividend  or  approving  a  stock repurchase in violation of
     Section  174  of  the  Delaware  General  Corporation  Law;  or

- For any transaction from which the director derived an improper personal benefit.

The effect of these provisions may be to eliminate the rights of Island Residences and its stockholders, through stockholders derivative suits on behalf of Island Residences, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in clauses set forth above in the preceding sentences.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following sets forth the expenses in connection with this offering. Island Residences shall bear all these expenses. All amounts set forth below are estimates, other than the SEC registration fee.

SEC  Registration  Fee              $ 1,748.06
Legal  Fees  and  Expenses          $25,000.00
Accounting  Fees  and  Expenses     $10,000.00
Miscellaneous                       $ 5,000.00
                                    ----------
TOTAL                               $41,748.06

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On July 17, 2002, we issued 1,240,000 shares of our $.0001 par value common stock to the founder of the company for services of $124. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On December 31, 2003, we issued an officer of the company 1,000,000 shares of our $.0001 par value common stock for conversion of debt to equity of $100. The shares were deemed to have been issued pursuant to an exemption provided by
Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On March 17, 2005, we issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero. The shares were deemed to have been issued pursuant to an exemption provided by
Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

Island Residences Club, Inc. ("IRCI"), Meridian Pacific Investments HK Ltd ("Meridian") and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties with common ownership and officers before and after the transaction. Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Island Concepts
(www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director of IRCI and Meridian and a commissioner on the advisory board of ICON. . Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 92.8% of Island Concepts and 78% of Island Residences.

During the three months ended November 30, 2005, we issued 250,000 shares of common stock for services valued at $2,500, which is the fair value of the stock at the time of issuance. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

During the three months ended February 28, 2006, we issued 2,172,000 common shares, $.0001 par value to advisors and consultants for services pursuant to advisory and consultancy agreements. We also issued 6,000,000 shares, $.0001 par value to Meridian Pacific Investments HK Ltd pursuant to the Share Purchase Agreement dated November 16, 2005. Meridian is considered an affiliated entity as it owns more than 10% of the company's common stock and is controlled by Graham Bristow, CEO of the company. The securities issued in the foregoing transactions were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

In March 2006, we issued 1,600,000 shares of common stock, $.0001 par value to Angela Whichard, Inc. in connection with a share purchase agreement dated November 17, 2005. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend. On July 17, 2006, this agreement was rescinded and the 1,600,000 shares were cancelled.

In March 2006, we issued 75,000 shares of common stock, $.0001 par value for legal services. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

ITEM  27.  EXHIBITS

The following is a list of exhibits required by Item 601 of Regulation S-B that are filed or incorporated by reference. The exhibits that are incorporated by reference from Island Residences' prior SEC filings are noted on the exhibit index. The other exhibits are attached hereto and are being filed with the SEC as part of this registration statement.

Exhibit
Number     Description  of  Exhibit
           ------------------------

(3)(i)     Certificate  of  Incorporation.  (1)
(3)(ii)    Amendment  to  Certificate  of  Incorporation  (2)
(3)(iii)   By-laws  (1)
(4.1)      Form  of  Common  Stock  Certificate  (1)
(5.1)      Opinion  of  Weed  &  Co.  LLP  re:  legality
(10.1)     Agreement  for  the  Purchase  of  Common Stock dated as of March 10,
           2004,  by  and  between  Meridian  Pacific  Investments  HK  Ltd. and
           T.  Chong  Weng.(3)
(10.2) Agreement for the Purchase of Common Stock dated as of March 17, 2005 between Meridian Pacific Investments HK Ltd. and Island Residences Club, Inc. (4)
(10.3)     Investment Agreement with Dutchess Private Equities Fund II, L.P. (5)
(10.4) Registration Rights Agreement with Dutchess Private Equities Fund II, L.P. (5)
(10.5)     Employment  Agreement  with  Graham  James  Bristow(8)
(10.6)     Advisory  Agreement  with  Francis  Street  Pty  Limited(8)
(10.7)     Share  Exchange  Agreement  with  Angela  Whichard,  Inc.  (6)
(10.8)     Share  Purchase  Agreement  with  Meridian  Pacific  Investments HK
           Ltd  (6)
(10.9)     Stock  Purchase  Agreement  with  RotateBlack,  LLC  (7)
(10.10)    Stock  Purchase  Agreement  with  DTLL,  Inc.  (7)
(10.11)    Employment Agreement with Julian James Bristow(9)
(10.12)    Employment Agreement with Bettina Pfeiffer(9)
(23.1)     Consent  of  Independent  Auditors,  Kabani  &  Co.,  CPAs
(23.2)     Consent  of  Weed  &  Co.  LLP  (included  in  Exhibit  5.1)

(1) Filed as an exhibit to our Form 10-SB filed August 21, 2002 (File No. 000-49978)
(2)  Filed  as  an  exhibit  to  our  Form  8-K  dated  March  31,  2005
(3)  Filed  as  an  exhibit  to  our  Form  8-K  dated  March  10,  2004
(4)  Filed  as  an  exhibit  to  our  Form  8-K  dated  March  17,  2005
(5)  Filed  as  an  exhibit  to  our  Form  8-K  dated  June  20,  2005
(6)  Filed  as  an  exhibit  with  Form  8-K  dated  October  21,  2005
(7)  Filed  as  an  exhibit  with  Form  8-K  dated  February  24,  2006
(8)  Filed  as  an  exhibit  with  Form SB-2 on May 1, 2006, File No. 333-133742
(9)  Filed as an exhibit to our Form 8-K dated July 1, 2006

ITEM  28.  UNDERTAKINGS

Island  Residences  Club,  Inc.  undertakes  to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it is reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Williamsburg, State of Virginia, on August 3, 2006.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature  /s/Graham  Bristow
           ------------------
Title:     Graham  Bristow,  Chief  Executive  Officer

 Date:     August 3,  2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/  Graham  Bristow
--------------------
Graham  Bristow          Chief  Executive  Officer,
                           President, Director                    August 3, 2006

/s/  John  Kennerley
--------------------
John  Kennerley                    Chairman                       August 3, 2006

/s/Bob  Bratadjaya
------------------
Bob  Bratadjaya      Secretary,  Treasurer  (Chief  Financial
                      Officer/Principal  Accounting  Officer)     August 3, 2006

/s/Julian James Bristow     Chief Operating Officer and
Julian James Bristow       Vice President of Operations           August 3, 2006

/s/Bettina Pfeiffer        Vice President of Sales and            August 3, 2006
Bettina Pfeiffer                   Marketing

/s/Joseph  Anthony  Joyce          Director                       August 3, 2006
-------------------------
/s/Joseph  Anthony  Joyce